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Exhibit 2.0

STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT, made as of the 26th day of March, 2001 by and among WD-40 Company, a Delaware corporation ("Buyer"), HPD Holdings Corp. and its wholly-owned subsidiary HPD Laboratories, Inc., Delaware corporations (collectively referred to as "Company"), and the Persons listed on the attached Schedule (each a Shareholder and collectively the Majority Shareholder on behalf of themselves individually and all other shareholders, collectively the "Shareholders").

BACKGROUND RECITALS:

    A.  Shareholders own 100% of the issued and outstanding shares of capital stock of Company, the number of such shares owned by each of the Shareholders is set forth opposite the names of the respective Shareholders on Schedule 3.1;

    B.  Buyer desires to acquire all of the issued and outstanding capital stock of Company held by the Shareholders in exchange for cash and shares of voting common stock of Buyer on the terms and conditions hereinafter set forth.

    C.  Company is engaged in the business of developing and marketing a range of household cleaners and related products (the "Business").

    D.  A glossary of defined terms appears in Section 23 of this Agreement, and reference is made to that Section for the definitions of capitalized terms used herein which are not defined elsewhere;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  Acquisition of Stock.  On the Closing Date (as hereinafter defined), the Shareholders shall convey, transfer and assign, upon the terms and conditions herein set forth, to Buyer, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description, and Buyer shall accept from the Shareholders, all but not less than all of the outstanding capital stock of Company in exchange for a total consideration of Sixty Eight Million Three Hundred Seventy Six Thousand and 00/100 Dollars ($68,376,000.00) which sum is equal to the annual net sales of Company excluding private label sales, determined in accordance with U.S. Generally Accepted Accounting Principles, for the 12 month period from January 30, 2000 through January 26, 2001. The Purchase Price, Sixty Eight Million Three Hundred Seventy Six Thousand and 00/100 Dollars ($68,376,000.00) shall be adjusted and paid as follows:

      1.1 The parties acknowledge that the Company has issued and outstanding 328.7356 shares of preferred stock in the principal amount as of the date of this agreement of $3,287,356. All such preferred stock shall be purchased for the outstanding principal amount plus dividends accrued to the date of payment out of purchase proceeds.

      1.2 The following obligations of the Company together with accrued interest, if any, thereon computed to the date of the pay-off, shall be retired out of the purchase proceeds.

Senior Term Loan A (as of 3/31/01 after 3/31/01 payment)	$4,719,000
Senior Term Loan B (as of 3/31/01 after 3/31/01 payment)	$11,261,000
Revolver (principal balance changes daily, as of 3/08/01)	$2,900,000
Senior Subordinated Note (as of 3/08/01)	$12,000,000
Debentures (principal balance as of 3/31/00, 12% interest)	$5,000,000
Severance and Bonus Payments	to be determined
Transaction Costs of Shareholders	to be determined

      1.3 The Purchase Price shall be adjusted at Closing on a dollar for dollar basis for the sum of Seven Hundred Fifty Thousand Dollars ($750,000) representing the agreed upon market value of the Equipment which will be sold to Buyer or a designee of Buyer on the Closing Date.

      1.4 (a) The Purchase Price shall be adjusted upward or downward by an amount equal to any difference between the Company's Net Book Value as of January 26, 2001 of $36,029,000 and the Closing Net Book Value (as determined below). The parties acknowledge and agree that Schedule 1.4 sets forth the balance sheet items and methodology utilized in computing Net Book Value and a comparison of the Net Book Value as of November 24, 2000 and the Net Book Value as of January 26, 2001. The Purchase Price adjustment shall be determined by the following procedure:

      Step 1

    The Closing Net Book Value shall be determined by making the following adjustments to the Net Book Value computed as of the Closing Date (the same methodology will be utilized in computing Net Book Value as of the Closing Date as used in computing the Net Book Values set forth in Schedule 1.4):

    (i)
    there shall be added to such amount the sum of all depreciation expense and amortization of goodwill for the period January 27, 2001 to the Closing Date;

    (ii)
    there shall be added to or subtracted from such amount, whichever is applicable, the amount of any loss or gain, respectively, on the sale of the Manufacturing Facility;

    (iii)
    the value of the inventory as of the Closing Date shall reflect the inventory adjustments based upon the inventory to be taken as of March 31, 2001.

    (iv)
    the costs of any April coupon promotions not previously recorded shall be accrued as a liability as of the Closing Date.

      The sum so determined shall be the "Closing Net Book Value."

      Step 2

    Not less than three (3) days prior to the Closing Date, the Company shall prepare and deliver to the Buyer the Closing Net Book Value computation, dated as of the Closing Date, setting forth the Closing Net Book Value determined in accordance with above and comparing such Closing Net Book value to the Net Book Value as of January 26, 2001 of $36,029,000 ("Closing Net Book Value Computation"). The Closing Net Book Value Computation so delivered to the Buyer is subject to the Buyer's review and reasonable approval.

      Step 3

    The difference between the Net Book Value as of January 26, 2001 of $36,029,000 and the Closing Net Book Value shall be determined ("Adjustment Amount").

      Step 4

    If the Closing Net Book Value is greater than the Net Book Value as of January 26, 2001 of $36,029,000, Buyer shall pay on the Closing Date the Adjustment Amount to the Shareholders in cash as additional Purchase Price. If the Closing Net Book Value is less than the Net Book Value as of January 26, 2001 of $36,029,000 the Adjustment Amount shall be deducted by Buyer from the Purchase Price to be paid at Closing.

      1.5 The Purchase Price shall be payable in cash. However, at Buyer's option, upon written notice to the Shareholders not less than seven (7) days prior to Closing, a portion of the Purchase Price up to Five Million Dollars ($5,000,000) may be paid in the form of that number of shares of Common Stock of Buyer (hereinafter the "Buyer Stock") valued at the average of the closing prices of WD-40 Company's stock on the NASDAQ stock market for the five (5) trading days prior to and ending on the day prior to Closing (the "Buyer Stock Valuation Price"). Such shares shall be delivered at the Closing (as hereinafter defined) to the Shareholders in accordance with their respective interests in the Company as set forth on Schedule 3.1(b) subject to the retention provided for in Section 12. Buyer Stock shall be subject to restrictions on resale as may be required by the U.S. Securities and Exchange Commission and, additionally those restrictions as are set forth in the Registration Rights Agreement attached hereto as Exhibit 1.5, including a limitation on resale such that not more than one-third of such stock received by any Shareholder may be sold on the open market in any 30 day period. Buyer agrees to cause to be filed with the SEC an application to register the Buyer Stock used as a portion of the Purchase Price as soon as practicable following the Closing Date. In the event Buyer shall not have received an effective registration within ninety (90) days from the Closing, then Buyer must re-purchase the Buyer Stock from Shareholders at a purchase price equal to the greater of (i) the closing price of the Buyer Stock on the ninetieth (90th) day following the Closing Date or (ii) the Buyer Stock Valuation Price (adjusted for capital changes such as stock splits, if any, subsequent to the Closing). Payment of the Purchase Price shall be subject to security retention as provided for in Section 12 of this Agreement. Notwithstanding the foregoing, provided that Buyer has acted diligently to prepare and file the required registration statement within sixty (60) days following the Closing, the deadline for the effectiveness of said registration statement shall be extended for a period of thirty (30) days provided that Buyer continues at all times following the filing of the registration statement to act diligently in response to SEC comments and requests for additional information.

    2.  Representations and Warranties of Company.  As material inducement to Buyer to enter into this Agreement and to close hereunder, Company hereby makes the following representations and warranties to Buyer:

      2.1 Due Organization; Capitalization and Articles, Bylaws and Records.

    Company are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and authority to own its properties, carry on its business as it is now being conducted and perform its obligations under all Contracts, and is duly qualified to do business as a foreign corporation in the jurisdictions specified in Schedule 2.1, which constitutes all the jurisdictions in which such qualification is required, except where such failure to qualify would not have a material adverse effect on the conduct of the Company's business or financial condition. The authorized capital stock of the Company consists of One Hundred Thousand (100,000) shares of common stock, $.01 par value per share, of which Nine Hundred Seventy (970) shares are outstanding and, except as set forth on Schedule 2.1, owned by the Shareholders, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions, all of which outstanding shares are validly issued, fully paid and non-assessable. Except as set forth in Schedule 2.1there are no shares of Company's capital stock held in its treasury. Except as set forth in Schedule 2.1, there are no options, warrants, rights, shareholder agreements or other instruments or agreements outstanding giving any person the right to acquire any shares of capital stock of Company [or any subsidiary of Company], nor are there any commitments to issue or execute any such options, warrants, rights, shareholder agreements or other instruments or agreements. Except as set forth in Schedule 2.1, there are no outstanding stock appreciation rights or similar rights measured with respect to any of Company's [or any Company subsidiary's] capital stock, nor are there any instruments, or agreements giving anyone the right to acquire any such rights. The minute books and stock records of Company and its subsidiaries are complete and accurate and all signatures included therein are the genuine signatures of the persons indicated as signing. True, correct and complete copies of Company's [and each subsidiary's] minute books and stock records, including Company's and each subsidiary's articles of incorporation and bylaws and all amendments to both, have been delivered to or made available for inspection by the Buyer. Company is not in material default under or in material violation of any provision of its articles of incorporation or its bylaws. The books of account, stock records, minute books and other records of the Company are, in all material respects, accurate, up-to-date and complete, and have been, maintained in accordance with sound and prudent business practices.

      2.2 Authority; Binding Nature of Agreements.

    The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and all other agreements, certificates and instruments contemplated to be executed and delivered by the Company in connection with this Agreement, ("Agreement") and the execution, delivery and performance by the Company of this Agreement and such other agreements, certificates and instruments have been duly authorized by all necessary action on the part of the Company and its shareholders, board of directors and officers. Each of this Agreement and such other agreements, certificates and instruments constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors rights.

      2.3 Non Contravention; Consents.

    Except as disclosed on Schedule 2.3, neither the execution nor delivery of any of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby, will, directly or indirectly (with or without notice or lapse of time):

    (a)
    contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii)any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

    (b)
    To the Knowledge of the Company contravene, conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief that would have a material adverse effect on the conduct of the Company's business or on the Company's financial condition under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, is subject;

    (c)
    cause the Company to become subject to, or to become liable for the payment of, any Tax that would have a material adverse effect on the conduct of the Company's business or on the Company's financial condition;

    (d)
    cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

    (e)
    contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

    (f)
    contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any of the Contracts;

    (g)
    give any Person the right to (i) declare a default or exercise any remedy under any Contract, (ii) accelerate the maturity or performance of any Contract, or (iii) cancel, terminate or modify any Contract;

    (h)
    give any Person the right to any payment by the Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of the Company in favor of any Person, in any such case as a result of the change in control of the Company or otherwise resulting from the transactions contemplated hereby and that would have a material adverse effect on the conduct of the Company's business or on the Company's financial condition;

    (i)
    result in the imposition or creation of any Encumbrance upon or with respect to any asset owned by the Company.

    Except as disclosed on Schedule 2.3, the Company was not, is or will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of the Agreement or the consummation or performance of any of the transactions contemplated hereby which filing notice or Consent has not already been sent or obtained as the case may be.

      2.4 Subsidiaries and Joint Ventures.

    Except as disclosed on Schedule 2.4, there is no corporation or other entity in which Company owns, directly or indirectly, a controlling interest or a majority of the outstanding shares or other equity interest issued by such corporation or entity, nor does Company own any other capital stock, security, partnership interest or other interest of any kind, either direct or indirect, in any corporation, partnership, joint venture, association or other entity. Schedule 2.4 states the jurisdiction of incorporation of each such subsidiary and the jurisdictions in which it is qualified to do business as a foreign corporation or entity. Each such subsidiary is qualified in all jurisdictions in which such qualification is required except where such failure to qualify would not have a material adverse effect on the conduct of the Company's business or on the Company's financial condition.

      2.5 Financial Statements.

    (a)
    The Company has delivered to the Buyer the following financial statements and notes, which are included in Schedule 2.5 (collectively, the "Financial Statements"):

    1.
    The audited consolidated balance sheets and statements of income and cash flow for the fiscal years ended March 31, 1999 and 2000.

    2.
    The unaudited consolidated balance sheets and statements of income and cash flow as of November 24, 2000.

      3.
      The unaudited consolidated balance sheets and statements of income and cash flow as of January 26, 2001.

    (b)
    The Financial Statements are complete and correct, in accordance with the books and records of the Company, present fairly and accurately, in all material respects, the consolidated financial position of the Company and its Subsidiary as of the respective dates thereof and the results of operations and changes in shareholder's equity and fund balance and cash flows of the Company for the respective periods covered thereby, and have been prepared in conformity with GAAP applied on a consistent basis, subject, in the case of the unaudited financial statements, to normal recurring year-end adjustments, the effect of which will not be material, and the absence of notes. The Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business except as specified therein.

      2.6 Liabilities; Major Suppliers.

    (a)
    The Company has no Liabilities, except for:

    1.
    Liabilities reflected as part of the unaudited interim balance sheets referenced at Section 2.5 (a);

    2.
    Liabilities (of the type required to be reflected as current Liabilities on a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business since January 26, 2001, none of which individually or in the aggregate had or will have a material adverse effect on the business of the Company or its property, assets, financial condition, earnings, profits or prospects; and

    3.
    the Company's obligations under the Contracts listed in Schedule 2.6 and the Leases listed in Schedule 2.8.

    (b)
    Schedule 2.6:

    1.
    provides an accurate and complete breakdown of the Company's accounts payable as of January 26, 2001;

    2.
    provides an accurate and complete breakdown of all customer deposits and other deposits held by the Company as of January 26, 2001;

    3.
    provides an accurate and complete breakdown of the Company's long term debt as of the date of this Agreement; and

    4.
    accurately identifies, and provides an accurate and complete breakdown of the amounts paid to, each supplier or other Person that received more than Fifty Thousand Dollars ($50,000.00) from the Company from April 1, 2000 through January 26, 2001. Except as disclosed in Schedule 2.6, the Company does not have any notice of or reason to believe that any of the suppliers listed in this Schedule 2.6 will not continue to be suppliers of the Company after the Closing.

      2.7 Absence of Changes.

      Except as set forth in Schedule 2.7 since January 26, 2001:

    (a)
    there has not been any material adverse effect in the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects, and no event has occurred that likely would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects;

    (b)
    there has not been any material loss, damage or destruction to, or any interruption in the use of, any of the Company's assets (whether or not covered by insurance);

    (c)
    the Company has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, or (iii) transferred assets of any kind to any Shareholder;

    (d)
    the Company has not sold or otherwise issued any shares of capital stock or any other securities;

7

    (e)
    the Company has not amended its articles of incorporation or bylaws, failed to maintain its corporate existence or powers or failed to maintain its qualification as a foreign corporation in each jurisdiction where it is so qualified except where such failure to qualify would not have a material effect on the conduct of the Company's business or on its financial condition and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

    (f)
    the Company has not purchased or otherwise acquired any asset from any other Person, except for assets acquired by the Company in the Ordinary Course of Business;

    (g)
    the Company has not leased or licensed any asset from any other Person except for assets leased or licensed in the Ordinary Course of Business;

    (h)
    the Company has not made any individual capital expenditure measured by invoice amount, in excess of Fifty Thousand Dollars ($50,000.00);

    (i)
    the Company has not sold or otherwise transferred, and has not leased or licensed, any asset to any other Person except for products sold by the Company from its inventory in the Ordinary Course of Business;

    (j)
    the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness except in the ordinary course of business;

    (k)
    the Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

    (l)
    the Company has not made any loan or advance to any other Person or assumed or guaranteed any Liability of any other Person;

    (m)
    the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

    (n)
    the Company has not entered into, and neither the Company nor any of the assets owned or used by the Company has become bound by, any material Contract;

    (o)
    the Company has not entered into any Contract by which the Company or any of the assets owned or used by the Company is or was bound, or under which the Company has or had any rights or interest, and no existing Contract has been amended or terminated;

    (p)
    the Company has not incurred, assumed or otherwise become subject to any Liability, other than Liabilities (of the type required to be reflected as current liabilities on a balance sheet prepared in accordance with GAAP) incurred by the Company in the Ordinary Course of Business;

    (q)
    the Company has not discharged any Encumbrance or discharged or paid any indebtedness or other Liability, except any that (i) have been incurred by the Company since January 26, 2001 in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

    (r)
    the Company has not forgiven any debt or otherwise released or waived any right or claim;

    (s)
    the Company has not changed any of its methods of accounting or accounting practices in any respect;

    (t)
    the Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business;

    (u)
    the Company has not made any payment, direct or indirect, of any Liability before the same shall have become due in accordance with its terms;

    (v)
    the Company has not entered into any agreements regarding any merger or consolidation of or by the Company with any other corporation or any acquisition of all or any part of the stock, equity interest or the business or assets of any other person, firm, association, corporation or business organization;

    (w)
    the Company has not implemented any change affecting the banking and safe deposit arrangements or powers of attorney or grants of agency in effect for the Company, any new bank accounts or safe deposit boxes opened for the Company, or any new powers of attorney or grants of agency executed or made by the Company;

    (x)
    the Company has not entered into any agreement regarding the purchase or lease of any property from any officer, director, employee or shareholder of the Company, or any member of his or her family or any affiliate or associate of any such Person;

    (y)
    the Company has not failed to perform any of its obligations in any material respect or suffering or permitting any default to exist under, or receipt of a notice of termination, breach or default with respect to any Contract to it is a party or by which it or any of its property may be bound or affected;

    (z)
    there have been no incidents involving any labor union organizing activity, labor dispute, trouble, strike or to the Knowledge of the Company threatened strike, stoppage or other occurrence, event or condition of any similar character, or material change in relations with its employees, agents, customers or suppliers;

    (aa)
    the Company has not transferred or granted any rights in or entered into any settlement regarding the Proprietary Assets;

    (bb)
    the Company has not terminated or closed any business operation of the Company;

    (cc)
    the Company has not altered or been advised that GAAP requires the alteration of the book value of any of the material assets of the Company;

    (dd)
    the Company has used its best efforts to preserve its business organization intact, to keep available the services of its employees and to preserve its relationships with its customers, suppliers and others with whom it deals;

    (ee)
    the Company has not lost the services of any key executive employee and has not sustained a termination of its relationship with any customer, supplier or other person with whom it deals and whose relationship is material to Company, and no such termination is anticipated by the Company;

    (ff)
    the Company has not instituted, settled or agreed to settle any Proceeding before any Governmental Body relating to the Company or any of its property;

    (gg)
    the Company has not failed to replenish its Inventories in a normal and customary manner consistent with prior practice, or entered into purchase commitments in excess of the normal, ordinary and usual requirements of the business or at any price in excess of the then current market price, or changed its selling, pricing, advertising or personnel practices inconsistent with prior practice; and

    (hh)
    the Company has not agreed or committed (in writing or otherwise), to take any of the actions referred to in clauses "(c)" through "(cc) "above".

      2.8 Real Estate Leases.

    (a)
    Company has no right, title or interest in, or any obligation or duty relating to, any real estate or real property, except for its interest as a tenant, lessee, subtenant or sublessee under the leases disclosed on Schedule 2.8 (the "Leases").

    (b)
    To the Knowledge of Company no proceedings are pending for an increase in the assessed valuation of the Leased Property for real estate tax purposes and there are no real estate tax valuation appeals pending.

    (c)
    [Intentionally left blank]

    (d)
    [Intentionally left blank]

    (e)
    All essential utilities (including water, sewer, heat, electricity and telephone service) are available to the Leased Property.

    (f)
    [Intentionally left blank]

    (g)
    (1) All written and oral leases or subleases (collectively, the "Leases") of the Leased Property are disclosed on Schedule 2.8, including for each its date, the name of the landlord (and owner if different than the landlord), the location and use of the property, the monthly base rental payment, any scheduled or formula increases in base rent, a description of any provisions for tax or expense pass-throughs, the amount of any security deposit, the lease expiration date, all options to renew and whether there are any non-disturbance agreements from mortgagees or paramount lessors; (2) Company has delivered or made available for inspection to the Buyer true and complete copies of all Leases, all amendments and supplements thereto and all such non-disturbance agreements; (3) except as disclosed on Schedule 2.8, Company is the holder of the lessee's or sublessee's interest, as applicable, in each Lease and Company has not assigned any Lease or any interest therein or subleased any portion of the Leased Properties; (4) each Lease is in full force and effect; (5) Company is not and, to the Knowledge of Company, the landlord under the Lease is not in material default under the Lease, and no event has occurred which, with the giving of notice or passage of time or both, would constitute a material default by Company or, to the Knowledge of Company, any landlord under any Lease; and (6) neither the execution or performance of this Agreement will result in a material breach of or constitute a material default under any of the Leases.

    (h)
    Except as disclosed on Schedule 2.8, to the Knowledge of the Company all of the buildings and improvements situated on and comprising part of the Leased Property and all heating and air conditioning equipment and all plumbing, electrical and other mechanical facilities which are part of, or which service, such buildings and improvements are in good operating condition and repair and do not require any repairs other than routine maintenance and with respect to the roof, free from leaks.

      2.9 Title to Assets.

    Except as set forth in Schedule 2.9, the Company owns, free and clear of Encumbrances:

    (a)
    all assets reflected on the unaudited interim balance sheet (except for inventory sold by the Company since January 26, 2001, in the Ordinary Course of Business);

    (b)
    all assets acquired by the Company since January 26, 2001 (except for inventory sold by the Company since January 26, 2001, in the Ordinary Course of Business);

    (c)
    all assets referred to in Schedule 2.10, 2.11 and 2.16 and all of the Company's rights under Contracts; and

    (d)
    all other assets reflected in the Company's books and records as being owned by the Company.

      2.10 Receivables; Major Customers.

    (a)
    Schedule 2.10 provides an accurate and complete breakdown and aging of all accounts and notes receivable and a list of all other receivables of the Company as of January 26, 2001.

    (b)
    Except as set forth in Schedule 2.10, all existing accounts receivable of the Company (including those accounts receivable reflected on the unaudited interim balance sheet as of January 26, 2001 that have not yet been collected and those accounts receivable that have arisen since January 26, 2001 and have not yet been collected):

    1.
    represent valid obligations of customers of the Company arising from bona fide transactions entered into in the Ordinary Course of Business and are payable on ordinary trade terms of the Company;

    2.
    are current and where known collection problems exist, such problems are disclosed on Schedule 2.10.

    3.
    are, to the Knowledge of the Company, collectible in the Ordinary Course of Business net of any applicable reserves reflected on the unaudited interim balance sheet as of January 26, 2001 listed on Schedule 2.10 with respect to such accounts, provided any collection procedures are consistent with past collection practice of the Company. The reserves reflected on the unaudited interim balance sheet as of January 26, 2001 listed on Schedule 2.10 with respect to such accounts has been calculated and determined consistent with past practice for the establishment of reserves. To the Knowledge of the Company no account debtor has any valid set-off, deduction or defense with respect thereto and no account debtor has asserted any such set-off, deduction or defense.

    4.
    The reserve for doubtful accounts as well as the other promotional reserves for accounts receivable reflected on the unaudited interim balance sheet has been, and the reserve for doubtful accounts as well as the other promotional reserves for accounts receivable reflected on the Closing Net Book Value computation shall be, properly determined in accordance with GAAP and is believed by Company to be adequate for the purpose as of the date hereof with respect to the accounts receivable as of the date of the unaudited interim balance sheet as of January 26, 2001 and the Closing Date, respectively, and that the amount of such reserves are or will be, to the Knowledge of the Company, adequate, for a balance sheet of Company prepared in accordance with generally accepted accounting principles on a basis consistent with past periods as of the Closing Date.

    (c)
    Schedule 2.10 accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each of the ten (10) largest customers of the Company (measured by revenue) during the period April 1, 2000 through January 26, 2001. Except as disclosed in Schedule 2.10, the Company has no notice of or reason to believe that any of the customers listed in this Schedule 2.10 will not continue to be customers of the Company after the Closing.

      2.11 Equipment, etc.

    (a)
    Schedule 2.11 consists of a Company capital equipment and depreciation schedule, which describes historical cost and depreciation information with respect to all of the Company's capital equipment, furniture, fixtures, improvements and other tangible personal property. Schedule 2.11 also accurately identifies all material tangible personal property leased to the Company.

    (b)
    Each material asset of the Company:

    1.
    is free of defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted);

    2.
    complies in all material respects and is being operated and otherwise used in full compliance with all applicable Legal Requirements;

    3.
    is adequate for the uses to which it is being put;

    4.
    is adequate for the conduct of the Company's business in the manner in which such business is currently being conducted;

    5.
    has been maintained in accordance with reasonable maintenance schedules;

    6.
    is owned by the Company free and clear of any Encumbrance; and

      2.12 Products and Inventories.

    (a)
    Except as specifically disclosed in Schedule 2.12, all raw materials, work-in-process, finished goods and packaging materials ("Inventories") of the Company reflected in the unaudited interim balance sheet are merchantable, and comply in all material respects with all Legal Requirements. At Closing, such Inventories will not be excessive in kind or amount in light of the Company's historical business needs and practices. The portions thereof consisting of finished goods will be fully salable in the Ordinary Course of Business consistent with normal business practices at normal list prices and terms without discounts. The portions thereof consisting of goods in process and packaging materials (excluding such materials associated with scheduled product re-launches with an aggregate value not in excess of $75,000) will not be obsolete or impaired in value and will be of a quality and quantity reasonably expected to be saleable inventory in the Ordinary Course of Business within six (6) months in the production and packaging of such finished goods. All Inventories at the Closing will be owned by the Company free and clear of any Encumbrance. The Company has not made any sales on consignment or granted return privileges to any purchaser of its finished goods other than normal defect or damage allowances.

    (b)
    The values net of reserves at which the Inventories are carried on the unaudited interim balance sheet reflect the normal and consistent inventory valuation method of the Company of valuing inventory all in accordance with GAAP, and include appropriate allowances for obsolescence.

    (c)
    Except as specifically disclosed in Schedule 2.12, the products previously sold or delivered by the Company or to be sold or delivered between the date hereof and the Closing will be merchantable and comply with or will comply in all material respects with all applicable Legal Requirements.

    (d)
    The manufacturing practices, composition and labeling for each of the Company's products are in compliance with in all material respects and the Company may produce, distribute and sell each of its products on and after the Closing Date without violating in any material respects any Legal Requirements.

      2.13 Sufficiency of the Assets.

      As of the Closing Date, the properties and assets owned or leased by the Company will constitute all the properties and assets currently used, and since January 26, 2001 have been used, by the Company in its business, except for dispositions made in the Ordinary Course of Business, and are sufficient for the operation of its business on a basis consistent with past practices.

      2.14 Tax Matters.

    (a)
    Except as set forth in Schedule 2.14, to the Knowledge of the Company, each Tax required to have been paid, or claimed by any Governmental Body to be payable, by the Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis except where the failure to pay such Tax would not have a material adverse effect as the conduct of the Company's business or on its financial condition. Any Tax required to have been withheld or collected by the Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body except where the failure to withhold or collect such Tax would not have a material adverse effect on the conduct of the Business.

    (b)
    Schedule 2.14, accurately identifies all Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("Company Returns"). All Company Returns (including monthly payroll returns), (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. To the Knowledge of the Company all amounts shown on the Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with the Company Returns on or before the Closing Date, have been or will be paid on or before the Closing Date. The Company has delivered to the Buyer accurate and complete copies of Company Returns (other than monthly payroll returns) filed by the Company.

    (c)
    Except as disclosed in Schedule 2.14, to the Knowledge of the Company, the Company's liability for unpaid Taxes for all periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Net Book Value computed as of the Closing Date.

    (d)
    Schedule 2.14 accurately identifies each examination or audit of any Company Return that has been conducted by any Governmental Body. The Company has delivered or made available to the Buyer accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to Company Returns. Except as set forth in Schedule 2.14, to the Knowledge of the Company, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

    (e)
    Except as set forth in Schedule 2.14, to the Knowledge of the Company, no claim or other Proceeding is pending or has been threatened against the Company with respect of any Tax. To the Knowledge of the Company, there are no unsatisfied Liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company. The Company has not, to the Knowledge of the Company, entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company to the Knowledge of the Company, has not been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

    (f)
    Except as set forth in Schedule 2.14, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code.

    (g)
    The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

    (h)
    The Company, is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and has not been a United States real property holding corporation within the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

    (i)
    Except as set forth in Schedule 2.14, the Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383 or 384 or the federal consolidated return regulations.

    (j)
    All Taxes required to be withheld from employees, deemed employees or other persons up to and through the Closing Date will have been withheld and timely deposited prior to the Closing.

    (k)
    the requirements of Section 274 of the Code (disallowance of certain entertainment and similar expenses) have been complied with in all material respects.

    (l)
    To the Knowledge of the Company, no non-deductible expenses have been deducted on the federal income Tax Return for any year open to audit by the Internal Revenue Service.

    (m)
    Except as set forth in Schedule 2.14, no Internal Revenue Service or state, county or local tax audit is currently in progress.

    (n)
    The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and the Company is not a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes.

    (o)
    The Company has filed all reports and has created and/or retained all records required under Section 6038A of the Code with respect to its ownership by and transactions with related parties. All related foreign persons and the Company have maintained all records required to be maintained under Section 6038A with respect to transactions between the Company and or the related foreign persons. To the Knowledge of the Company, all documents that are required to be created and/or preserved by the related foreign persons with respect to transactions with the Company are either maintained in the United States, or the Company is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under Treasury Regulation section 1.6038A-1. The Company is not a party to any record maintenance agreement with the Internal Revenue Service with respect to Section 6038A. To the Knowledge of the Company, the related foreign persons that has engaged in transactions with the Company has authorized the Company to act as its limited agent solely for purposes of Sections 7602, 7603 and 7604 of the Code with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with the Company, and each such authorization remains in full force and effect.

      2.15 Contracts.

    (a)
    Schedule 2.15 identifies each Contract. Except as identified in Schedule 2.15, all Contracts are in writing. The Company has delivered or made available to the Buyer accurate and complete copies of all written Contracts identified in Schedule 2.15, including all amendments thereto.

    (b)
    Each Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms.

    (c)
    Except as set forth in Schedule 2.15:

    1.
    no Person acting for the Company, to the Knowledge of the Company, has materially violated or breached, or declared or committed any material default under, any Contract;

    2.
    no event has occurred, and, to the Knowledge of the Company, no circumstance or condition exists, that likely would (with or without notice or lapse of time) (A) result in a material violation or breach of any of the provisions of any Contract, (B) give any Person the right to declare a default or exercise any remedy or hinder any Contract, (C) give any Person the right to accelerate the maturity or performance of any Contract, or (D) give any Person the right to cancel, terminate or modify any Contract;

    3.
    the Company, to the Knowledge of the Company, has not waived any of its rights under any Contract.

    (d)
    To the Knowledge of the Company, each Person against which the Company has or may acquire any rights under any Contract is solvent and is able to satisfy all of such Person's current and future monetary obligations and other obligations and Liabilities to the Company.

    (e)
    Except as set forth in Schedule 2.15:

    1.
    the Company has never guaranteed or otherwise agreed to cause, insure or become liable for, and has never pledged any of its assets to secure, the performance or payment of any obligation or other Liability of any other Person except in the Ordinary Course of Business; and

      2.
      the Company has never been a party to or bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock appreciation right, phantom stock right or similar right or interest.

    (f)
    To the Knowledge of the Company, the performance of the Contracts will not result in any material violation of or failure to comply with any Legal Requirement.

    (g)
    Except as identified in Schedule 2.15, to the Knowledge of the Company, no Person is renegotiating, or has the contractual right to renegotiate, any amount paid or payable to the Company under any Contract or any other term or provision of any Contract.

    (h)
    The Contracts identified in Schedule 2.15 collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and in the manner in which its business is proposed to be conducted.

    (i)
    Except as set forth in Schedule 2.15: (i) the Contracts of the Company, including but not limited to those described in Schedule 2.15, are legally valid, binding and enforceable agreements of the Company, except as enforceability may be limited by bankruptcy and other similar laws affecting creditors rights, and the other parties thereto; the Company is not, and to the Knowledge of the Company, no other party to any such Contract is, in violation of or in default under such Contracts and no event or circumstances have occurred which constitute, or after notice or lapse of time or both would constitute, a violation or default thereunder on the part of the Company or any other party thereto or result in a right to accelerate or loss of rights; and such Contracts will continue to be binding in accordance with their terms after the Closing, assuming any Consents listed in Schedule 2.15 are obtained; (ii) the Company has fulfilled all material obligations required pursuant to each Contract to have been performed by it, and the Company has no reason to believe that the it will not be able to fulfill all of its material obligations under the Contracts which remain to be performed after the date hereof, and (iii) none of the payments required to be made under any Contract has been prepaid by more than 30 days prior to the due date of such payment thereunder and the estimated cost to complete any Contract of the Company, plus expenses incurred by them on that Contract, will not exceed the total Contract price.

      2.16 Proprietary Assets.

    (a)
    Attached as Schedule 2.16 is (i) a description of all Proprietary Assets owned by, licensed to or used in the business of the Company together with a designation of ownership, and (ii) a listing of all agreements or arrangements which affect the ownership or use of any Proprietary Asset. Except as set forth in Schedule 2.16, the Company is, or upon consummation of the transactions contemplated hereby will be, the owner of all right, title and interest in and to each such Proprietary Asset free and clear of all Encumbrances or has the right to use, free and clear of royalties or any claims or rights of others, such Proprietary Assets.

    (b)
    To the Knowledge of the Company, the Company has taken all measures and precautions necessary to protect the confidentiality and value of each Proprietary Asset identified or required to be identified in Schedule 2.16.

    (c)
    [Intentionally left blank]

    (d)
    To the Knowledge of the Company, the Company is not infringing, and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of, any Proprietary Asset owned or used by any other Person. Except as set forth in Schedule 2.16, to the Knowledge of the Company, no other Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by the Company.

    (e)
    The Proprietary Assets identified in Schedule 2.16 shall constitute all of the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

    (f)
    Except as set forth in Schedule 2.16 the Company has not licensed or sublicensed any party to use any of the Proprietary Assets.

    (g)
    There are no Orders pending against or affecting the Proprietary Assets.

    (h)
    There is no un-expired valid patent on products or processes that the Company uses in manufacturing its products that the Company is not entitled to use.

    (i)
    Neither the Shareholders nor any officer, director or employee of the Company or any third party has an interest in any of the Proprietary Assets.

    (j)
    There is no governmental restriction or limitation, domestic or foreign, on the manner in which any of the Proprietary Assets may be used that would prevent the Company from using the Proprietary Assets in the manner they are currently being used by the Company.

      2.17 Proceedings; Orders.

    (a)
    Except as set forth in Schedule 2.17, there is no pending Proceeding, and to the Knowledge of the Company, no Person has threatened to commence any Proceeding:

    1.
    that involves the Company or that otherwise relates to or likely would affect the Company's business or any of the assets owned or used by the Company (whether or not the Company is named as a party thereto); or

    2.
    that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated hereby.

    (b)
    Except as set forth in Schedule 2.17 to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that likely would directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

    (c)
    Except as set forth in Schedule 2.17, no Proceeding has ever been commenced by or, to the Knowledge of the Company, against the Company, and no Proceeding otherwise involving or relating to the Company has been pending or, to the Knowledge of the Company threatened at any time.

    (d)
    The Company has delivered to the Buyer accurate and complete copies of all pleadings, correspondence and other written materials to which the Company has access that relate to the Proceedings identified in Schedule 2.17.

    (e)
    To the Knowledge of the Company, there is no Order to which the Company, or any of the assets owned or used by the Company, is subject, is not subject to any Order that relates to the Company's business or to any of the assets owned or used by the Company.

    (f)
    To the Knowledge of the Company, no officer or employee of the Company is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

    (g)
    To the Knowledge of the Company, there is no proposed Order that, if issued or otherwise put into effect, (i) would have an adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of the Company or any Shareholder to comply with or perform any covenant or obligation under the Agreement, or (ii) may have the effect of preventing, delaying, making legal or otherwise interfering with any of the transactions contemplated hereby.

    (h)
    Except as disclosed in Schedule 2.17, each Proceeding listed in Schedule 2.17 is fully covered by existing policies of insurance.

    (i)
    Except as disclosed in Schedule 2.17, the Company is not a party to any Proceeding as a party plaintiff, nor is the Company presently contemplating the initiation of any such Proceeding.

      2.18 Employee and Labor Matters.

    (a)
    Schedule 2.18 accurately sets forth, with respect to each employee of the Company (including any employee of the Company who is on a leave of absence or on layoff status):

    1.
    the name of such employee and the date as of which such employee was originally hired by the Company;

    2.
    such employee's title;

    3.
    each Current Employee Benefit Plan in which such employee participates or is eligible to participate; and

    4.
    any Governmental Authorization that is held by such employee and that is used in connection with the Company's business.

    (b)
    Except as set forth in Schedule 2.18, there is no former employee of the Company who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from the Company or otherwise) relating to such former employee's employment with the Company; and Schedule 2.18 accurately describes such benefits, if any.

    (c)
    Except as set forth in Schedule 2.18, the Company is not a party to or bound by, and has never been a party to or bound by, any employment agreement or any union contract, collective bargaining agreement or similar Contract.

    (d)
    Except as set forth in Schedule 2.18, the employment of each of the Company's employees is terminable by the Company at will. The Company has made available to the Buyer accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy, statements and other materials relating to the employment of the current and former employees of the Company.

    (e)
    1. To the Knowledge of the Company, no employee of the Company intends to terminate his employment with the Company;

    2.
    To the Knowledge of the Company, no employee of the Company has received an offer to join a business that likely would be competitive with the Company's business; and

      3.
      To the Knowledge of the Company, no employee of the Company is a party to or is bound by any confidentiality agreement, non-competition agreement or other Contract (with any Person) that likely would have a material adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) the Company's business or operations.

    (f)
    To the Knowledge of the Company, the Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. There has never been, any slowdown, work stoppage, labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its employees. There is not now pending, and no Person has threatened to commence, any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, labor dispute or union organizing activity or any similar activity or dispute.

    (g)
    Except as set forth in Schedule 2.18 to the Knowledge of the Company, no present or former employee of the Company has any claim against the Company (whether under a Legal Requirement, any employee agreement or otherwise) on account of or for (i) unaccrued overtime pay, other than overtime pay for the current payroll period, (ii) unaccrued wages or salaries (excluding wages or salaries for the current payroll period), (iii) unaccrued vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current fiscal year, (iv) severance pay, (v) any violation of any Legal Requirement relating to minimum wages or maximum hours of work, or (vi) breach of any fiduciary duty of the Company or of any trustee of any of the Employee Benefit Plans of the Company.

    (h)
    Except as set forth in Schedule 2.18, to the Knowledge of the Company, no person or party (including, but not limited to, Governmental Bodies) has made any claim, and there is no basis or grounds for any claim against the Company arising out of any Legal Requirement relating to discrimination against employees or any other employee practices, including retirement or labor relations, equal employment opportunity or occupational, safety and/or health standards.

      2.19 Benefit Plans; ERISA. (The statements made in this Section 2.19 are made to the Knowledge of the Company).

    (a)
    Schedule 2.19 provides a true and complete list of each Current Benefit Plan maintained by the Company and each Past Employee Benefit Plan maintained by the Company. The Company has never established, adopted, maintained, sponsored, contributed to, participated in or incurred any Liability with respect to any Employee Benefit Plan, except for the Employee Benefit Plans identified in Schedule 2.19; and the Company has never provided or made available any fringe benefit, whether or not the value of such benefit is includible in the recipient's gross income, as determined in accordance with Section 132 of the Code or other applicable sections, or other material benefit of any nature to any of its employees, except as set forth in Schedule 2.19.

    (b)
    Except as set forth in Schedule 2.19, no Employee Benefit Plan:

    1.
    provides or provided any benefit guaranteed by the Pension Benefit Guaranty Corporation (the "PBGC");

      2.
      is or was subject to the minimum funding standards of Section 412 of the Code or Section 4001(a)(3) and Section 302 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or

      3.
      is or was a "Multi-employer Plan" as defined in Section 3(37)(A) of ERISA.

    There is no Person that (by reason of common control or otherwise) is or has at any time been treated together with the Company as a single employer within the meaning of Section 414 of the Code.

    (c)
    The Company has delivered to the Buyer, with respect to each Employee Benefit Plan maintained by the Company, a current, accurate and complete copy of such Employee Benefit Plan and all other documents with respect to which the administrator of such plan would be required to provide copies pursuant to Section 104(b)(4) of ERISA, including, without limitation, to the extent applicable, copies of the most recent (i) IRS determination letter and any outstanding request for a determination letter, (ii) Form 5500 series Annual Return/Report that may have been prepared, in draft or final form, with respect to the plan year ending December 31, 1999, whether or not such form was actually filed with the Internal Revenue Service, (iii) with respect to any pension benefit plan, a comprehensive financial statement of plan assets held in the accompanying trust and statements of financial activity in the individual participant accounts for the plan year ending December 31, 1999, including the fair market value of assets as of December 31, 1999, (iv) attorney's response to auditor's request for information; (v) collective bargaining agreements or other supplemental agreements relating thereto; (vi) letter ruling and any outstanding request for a letter ruling with regard to any aspect of an Employee Benefit Plan; and (vii) general notification to employees of their rights under Section 4980B(f)(6) of the Code and form of letter(s) distributed upon the occurrence of a qualifying event described in Section 4980B(f)(3) of the Code, in the case of an Employee Benefit Plan that is a "group health plan" as defined in Section 4980B(g)(2) of the Code.

    (d)
    Each Current Employee Benefit Plan maintained by the Company is being operated and administered in compliance with the provisions thereof, and each Employee Benefit Plan maintained by the Company has at all times been operated and administered in compliance with the provisions thereof; except where such failure to comply would not have a material adverse effect on the Company's business or financial condition. Each contribution or other payment that is required to have been accrued or made under or with respect to any Employee Benefit Plan maintained by the Company has been duly accrued and made on a timely basis, including, without limitation, any contribution that is required to satisfy the requirements of Section 401(a) et seq., as well as Sections 401(k) and 401(m).

    (e)
    With respect to each Current Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under Section 401(a) of the Code, the Company has received a favorable determination letter as to its qualification under the Code and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

    (f)
    The Company's financial statement(s) reflect all of the Company's employee benefit liabilities in a manner satisfying the requirements set forth in FASB Statement Nos. 87, 106 and 112.

    (g)
    Except as set forth in Schedule 2.19, each Current Employee Benefit Plan maintained by the Company complies and is being operated and administered in compliance with, and each Employee Benefit Plan maintained by the Company has at all times complied and been operated and administered in compliance with, all applicable reporting, disclosure and other requirements of ERISA and the Code and all other applicable Legal Requirements; except where such failure to comply would not have a material adverse effect on the Company's business or financial condition. The Company has never incurred any Liability to the Internal Revenue Service nor any other Governmental Body with respect to any Employee Benefit Plan maintained by the Company; and no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) give rise directly or indirectly to any such Liability (other than routine Liabilities incurred in the Ordinary Course of Business). Neither the Company nor any Person that is or was an administrator or fiduciary of any Employee Benefit Plan maintained by the Company (or that acts or has acted as a Shareholder of the Company or any such administrator or fiduciary) has engaged in any transaction or has otherwise acted or failed to act in a manner that has subjected or likely would subject the Company to any Liability for a material breach of any fiduciary duty or any other duty. There are no Proceedings or claims (other than routine claims for benefits in the ordinary course) pending, or threatened, and neither any Shareholder nor the Company has Knowledge of any facts which would give rise to any such Proceedings or claims (other than routine claims for benefits in the Ordinary Course of Business).

    (h)
    Except as set forth in Schedule 2.19, no Employee Benefit Plan maintained by the Company has been or will be (i) terminated by the Company, (ii) amended in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder, or (iii) amended in any manner which would materially increase the cost to the Company or the Buyer of maintaining such Employee Benefit Plan.

    (i)
    With respect to any Employee Benefit Plan maintained by the Company which is an employee welfare benefit plan (within the meaning of ERISA Section 3(l)) (a "Welfare Benefit Plan"): (i) each such Welfare Benefit Plan which is intended to meet the requirement for tax favored treatment under Subchapter B of Chapter I of the Code meets all such requirements; (ii) there is no disqualified benefit (as such term is defined in Section 4976(b) of the Code); (iii) each and every Welfare Benefit Plan which is a group health plan (as such term is defined in Section 4980B(g)(2)) complies with, and in each and every case has complied with, the applicable requirements of Code Section 4980B; and (iv) each such Welfare Benefit Plan (including any plan covering former employees of Company) may be amended or terminated by the Company or the Buyer on or at any time after the Closing Date.

    (j)
    Neither the Company nor any corporation under common control with the Company has incurred any liability to the PBGC or to the IRS with respect to any pension plan qualified under Section 401 of the Internal Revenue Code except liabilities to the PBGC pursuant to Section 4007 of ERISA, all of which have been fully paid (including interest charges and penalties on late payments, if applicable), nor has any reportable event under Section 4043(b) of ERISA occurred with respect to any such pension plan.

    (k)
    Neither the Company nor to the Knowledge of the Company, any Plan fiduciary has engaged in a "prohibited transaction" (which shall mean any transaction in violation of Section 406 of ERISA and not exempt under Section 408 of ERISA or defined in Section 4975(c)(1) of the Code) with respect to any Plan.

    (l)
    No proceedings by the PBGC to terminate an employee pension benefit plan maintained by the Company or by any corporation or other trade or business under common control with the Company pursuant to Subtitle C of Title IV of ERISA have been instituted or threatened.

    (m)
    Except as set forth in Schedule 2.19, the Company does not sponsor or participate in any Plan or arrangement, whether qualified or unqualified, providing for either shutdown benefits or post-employment medical benefits.

    (n)
    All plans and arrangements listed in Schedule 2.19 are legally valid and binding and in full force and effect.

    (o)
    All contributions, including but not limited to salary deferrals and premiums, due with respect to any qualified or non-qualified Plan sponsored or participated in by the Company for any Plan year or portion thereof ending on or prior to the Closing Date shall have been charged to the statement of income and contributed to the respective Plan trusts.

    (p)
    Except as disclosed in Schedule 2.19, the Company has no liability under any insurance policy covering benefits provided under a welfare Plan in the nature of a retroactive rate adjustment or loss sharing or similar arrangement.

      2.20 Insurance.

    (a)
    Schedule 2.20 accurately sets forth, with respect to each insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company:

    1.
    the name of the insurance carrier that issued such policy and the policy number of such policy;

    2.
    whether such policy is a "claims made" or an "occurrences" policy;

    3.
    a description of the coverage provided by such policy and the material terms and provisions of such policy (including all applicable coverage limits, deductible amounts and co-insurance arrangements);

    4.
    the annual premium payable with respect to such policy, and the cash value (if any) of such policy; and

    5.
    a description of any claims pending, and any claims that have been asserted in the past, with respect to such policy.

    Schedule 2.20 also identifies (a) each pending application for insurance that has been submitted by or on behalf of the Company, and (b) each self-insurance or risk-sharing arrangement affecting the Company or any of its assets. The Company has delivered or made available to the Buyer accurate and complete copies of all of the insurance policies identified in Schedule 2.20 (including all renewals thereof and endorsements thereto) and all of the pending applications identified in Schedule 2.20.

    (b)
    Each of the policies identified in Schedule 2.20 is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the Knowledge of the Company, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to adequately insure the Company's business, assets, operations, key employees, services and potential liabilities.

    (c)
    Except as set forth in Schedule 2.20, there is no pending claim under or based upon any of the policies identified in Schedule 2.20, and to the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would likely (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

    (d)
    The Company has not received:

    1.
    any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the policies identified in Schedule 2.20 or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

    2.
    any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the policies identified in Schedule 2.20; or

    3.
    any indication that the issuer of any of the policies identified in Schedule 2.20 may be unwilling or unable to perform any of its obligations thereunder.

    (e)
    Except as disclosed in Schedule 2.20, there has been no period during which the Company has not maintained insurance coverage in amounts and against losses and risks normal for businesses similar to its business.

    (f)
    The Company's office, production and warehouse facilities are insurable in their present condition against fire and other casualty at standard rates and the Company has not been notified by any insurance carrier or its agent that such facilities will require improvements in order to maintain such insurance at standard rates.

    (g)
    No cumulative trauma claims have been filed or are pending or, to the Knowledge of the Company, threatened by employees at any facility of the Company.

      2.21 Related Party Transactions.

    Except as set forth in Schedule 2.21 and except for those transactions that are contemplated by this Agreement:

    (a)
    no Related Party has, and no Related Party has at any time since April 1, 2000, had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of the Company;

    (b)
    no Related Party is, or has at any time since April 1, 2000, has been, indebted to the Company;

    (c)
    since April 1, 2000, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving the Company;

    (d)
    no Related Party is competing, or has at any time since April 1, 2000, competed, directly or indirectly, with the Company in any market served by the Company;

    (e)
    no Related Party has purchased or sold products or services from or to the Company;

    (f)
    no Related Party has any claim or right against the Company; and

    (g)
    no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

      2.22 Sale of Products.

    (a)
    The Company has not incurred or otherwise become subject to any Liability, net of warranty and return reserves and excluding claims covered by insurance, arising directly or indirectly from any product manufactured or sold by the Company on or at any time prior to the Closing Date.

    (b)
    Except as set forth in Schedule 2.22, no customer or other Person has ever asserted or, to the Knowledge of the Company, threatened to assert any material claim against the Company (i) under or based upon any warranty provided by or on behalf of the Company, or (ii) under or based upon any other warranty relating to any product sold by the Company. No event has occurred, and, to the Knowledge of the Company, no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

      2.23 Bank Accounts.

    Schedule 2.23 accurately sets forth, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution:

    (a)
    the name and location of the institution at which such account is maintained;

    (b)
    the name in which such account is maintained and the account number of such account;

    (c)
    a description of such account, and the purpose for which such account is used;

    (d)
    the current balance in such account;

    (e)
    the rate of interest being earned on the funds in such account; and

    (f)
    the names of all individuals authorized to draw on or make withdrawals from such account and a description of the authority of each such individual with respect thereto.

    There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company. Except as set forth in Schedule 2.23, the Company has no general or special powers of attorney outstanding (whether as grantor or grantee thereof).

      2.24 Compliance with Legal Requirements.

    Except as set forth in Schedule 2.24:

    (a)
    To the Knowledge of the Company, the Company is in full compliance, in all material respects with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership or use of any of its assets.

    (b)
    no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) constitute or result directly or indirectly in any material violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement.

    (c)
    The Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

    (d)
    no Governmental Body has proposed or to the Knowledge of the Company, is considering any Legal Requirement that, if adopted or otherwise put into effect, would specifically affect the Company and, (i) may have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance, results of operations or prospects or on the ability of the Company or the Shareholders to comply with or perform any covenant or obligation under the Agreement, or (ii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.

    (e)
    Except as disclosed in Schedule 2.24, the Company has not been declared ineligible to bid on a Contract with a state or federal Governmental Body.

    (f)
    Without limiting the foregoing, Company has obtained and now holds all licenses, permits, certificates and authorizations ("Authorizations") needed or required for the current conduct of its business and the use of its properties and the premises occupied by it except where the failure to obtain or hold such Authorization would not have a material adverse effect on the Company's business or financial condition. Company has properly filed all reports and other documents required to be filed with any Governmental Body except where the failure to do so would not have a material adverse effect on the Company's business or financial condition. All licenses, permits, orders and approvals issued by any governmental body or agency currently in effect and pertaining to the property, assets or business of Company or any Subsidiary are disclosed on Schedule 2.24.

      2.25 Environmental Matters.

    (a)
    To the Knowledge of the Company, the Company is in compliance in all respects with all applicable Environmental Laws. The Company has not received any notice or other communication (in writing or otherwise) that alleges that the Company is not in compliance with any Environmental Law, and there are no circumstances that likely would prevent or interfere with the Company's compliance with any Environmental Law in the future.

    (b)
    Except as disclosed in Schedule 2.25 to the Knowledge of the Company, the Company (i) has not disposed of, or has received any notice from any person or entity alleging that the Company has disposed of, any Hazardous Material on any properties currently or previously owned by, leased by or leased to or operated by the Company and no Hazardous Material has ever been disposed of on such properties or sites; (ii) has not disposed of any Hazardous Material on third party sites or, incurred any potential liability for the generation, treatment, storage or disposal, lawful or otherwise, of Hazardous Material.

    (c)
    Except as disclosed in Schedule 2.25 to the Knowledge of the Company, there is not constructed, deposited, stored, disposed, placed or located on any of the Real Properties currently or previously owned by, leased by or leased to or operated by the Company or in any of the Company's fixed assets, any (i) asbestos in any form which is friable, (ii) urea formaldehyde foam insulation, (iii) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million, (iv) active or out-of-service above ground or underground storage tanks or, sites from which such storage tanks have been removed, or (v) any Hazardous Material or any other chemical, material, substance or other matter of any kind whatsoever exposure to which is prohibited, limited or regulated by any Environmental Law.

    (d)
    Except as disclosed in Schedule 2.25 the Company is not aware of any Environmental Law due to be imposed on the business or assets of the Company which will materially increase the cost of complying with the Environmental Laws.

    (e)
    Schedule 2.25, to the Knowledge of the Company, sets forth a correct and complete list of all of Governmental Authorizations issued by Governmental Bodies pursuant to any Environmental Law, copies of which have been delivered or made available to the Buyer. The Governmental Authorizations listed on Schedule 2.25, to the Knowledge of the Company, constitute all of the Governmental Authorizations that are necessary to conduct the business of Company in compliance with Environmental Law, are in full force and effect, and all fees payable in connection therewith have been paid. Neither the execution and delivery of this Agreement nor any of the transactions contemplated herein will cause any of the Governmental Authorizations to be invalidated, violated or otherwise adversely affected.

    (f)
    Company has delivered or made available to the Buyer or to Buyer's designee copies of all of the following items: (a) applications, reports or other materials submitted to any Governmental Body by Company in compliance with Environmental Law during the past two (2) years; (b) records or manifests required to be maintained by Company pursuant to Environmental Law; (c) notices of violation, summonses, orders, complaints or other documents received by Company relating to compliance with or liability under Environmental Law or the discharge, emission or release of any Hazardous Material at, affecting or in any way relating to the Real Properties; and (d) records of analyses of any environmental tests pertaining to the Real Properties, including, without limitation, the results of any air, water or soil analyses, tank integrity testing, or radon testing.

    (g)
    Schedule 2.25, to the Knowledge of the Company, discloses a correct and complete listing of all facilities at which (i) Company has generated, treated, stored or disposed of Hazardous Material, or (ii) any third party under contract with Company generates, treats, stores or disposes of or has generated, treated, stored or disposed of Hazardous Material received from Company.

    (h)
    No investigation made and no environmental assessments obtained by the Buyer shall limit or invalidate any representation or warranty made by or disclosures required under this Agreement.

    (i)
    [Intentionally omitted]

    (j)
    To the Knowledge of the Company, it has not retained or assumed, either contractually, by operation of law or otherwise, the liability of any other person under any Environmental Law.

      2.26 Brokers.

    No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's or similar fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

      2.27 [Intentionally omitted]

      2.28 Full Disclosure.

    (a)
    None of the representations and warranties of the Company in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make any of the representations, warranties or statements contained therein not misleading.

    (b)
    Updates of disclosure schedules, if any, will not contain any untrue statement of fact or omit to state any fact necessary to make the representations, warranties and statements contained in the Agreement not misleading.

    (c)
    As of the date of this Agreement, the Company has provided the Buyer and the Buyer's Representatives with full and complete access to all of the Company's records and other documents and data requested by them.

    Any provision herein applicable to Company that is qualified by the term "material", "materially" or a term of similar meaning shall be deemed to refer to Company and its Subsidiaries taken as a whole, and shall not apply to any such entity on an individual or separate basis. Information that must be described in more than one Schedule shall not be deemed disclosed in a particular Schedule unless it is disclosed in such Schedule, either expressly or by a specific incorporation by reference to the relevant portion of another Schedule. Disclosure of information in a Schedule shall not be deemed to establish that such disclosure is required.

    3.  Representations and Warranties of the Shareholders.  As material inducement to Buyer to enter into this Agreement and to close hereunder, each Shareholder makes the following representations and warranties to Buyer:

      3.1  Ownership of Capital Stock of Company.  The Shareholder owns the number of shares of common stock of Company set forth opposite such Shareholder's name on Schedule 3.1. Except as set forth in Schedule 3.1, the Shareholder has good, marketable and unencumbered title to such shares, free and clear of all liens, security interests, pledges, claims, options and rights of others (collectively, "Stock Rights"). There are no restrictions on the Shareholder's right to transfer such shares to Buyer pursuant to this Agreement. Between the date hereof and Closing, no transfer of record ownership of, or beneficial interest in, any of such shares will be made and no Stock Rights with respect to any such shares will be created.

      3.2  Authorization; Valid and Binding Agreement.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or entity action by each Shareholder that is a corporation or other entity and each such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. This Agreement and the documents contemplated hereby have been, or will be when executed and delivered at or prior to the Closing, duly executed and delivered by the Shareholder and constitute, or will constitute when executed and delivered, the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity. No approval of any governmental body or governmental agency is required to consummate the transactions contemplated hereby, except any approvals heretofore obtained.

      3.3  Agreement Not in Breach of Other Instruments Affecting the Shareholder.  The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof by the Shareholder do not and will not, with or without the giving of notice, the lapse of time, or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, any agreement or other instrument (including without limitation, Company's articles of incorporation and bylaws) by which such Shareholder is bound, any judgment, decree, order, or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

      3.4  Brokers.  No broker or finder has acted for the Shareholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finders fee or similar fees or other commissions in respect of such transactions based in any way on agreements, arrangements, or understandings made by or on behalf of such Shareholder.

    4.  Representations and Warranties of Buyer.  As material inducement to Company and the Shareholders to enter into this Agreement, Buyer makes the following representations and warranties to Company and the Shareholders:

      4.1  Corporate Status and Authority; Outstanding Stock.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to acquire the stock to be acquired hereunder. Buyer has, and will continue to have at all times until Closing hereunder, a sufficient number of authorized but unissued shares of Common Stock of the Buyer to be able to issue all of the shares of Buyer Stock which are to be issued hereunder. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

      4.2  Status of Buyer Stock.  The shares of Buyer Stock, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

      4.3  Agreement Not in Breach of Other Instruments Affecting Buyer.  The execution and delivery of this Agreement and the consummation of the transactions provided for herein by Buyer do not and will not, with or without the giving of notice, the lapse of time or both, result in the breach of any of the terms and provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation of Buyer under, any agreement, indenture or other instrument by which Buyer is bound, Buyer's articles of incorporation or bylaws, any judgment, decree, order or award of any court, governmental body, or arbitrator, or any applicable law, rule or regulation.

      4.4  Financial Statements.  The financial statements of Buyer as of August 31, 2000, and the fiscal year then ended, audited by PricewaterhouseCoopers LLP, have been prepared in accordance with generally accepted accounting principles and fairly and accurately present the financial condition of Buyer as of such date. Since such date, there has been no material adverse change in the financial condition of Buyer.

      4.5  Buyer's SEC Filings.  Neither Buyer's Report on Form 10-K for the year ended August 31, 2000 nor any other document filed by Buyer with the Securities and Exchange Commission ("SEC") since August 31, 2000, contained a misstatement of a material fact or failed to state a material fact required to be stated therein or necessary to make the statements made therein not misleading as of the date such filing was made.

      4.6  Purchase for Investment.  Buyer is acquiring the shares of Company stock for its own investment and not with a view to distribution or resale. Buyer agrees that the shares of the Company may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act or any applicable state securities laws, except pursuant to an exemption from such registration under the Securities Act and such state securities laws.

      4.7  Governmental Consents.  Other than filings required by the HSR Act, Buyer is and will not be required to make any filing with or give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of the Agreement or the consummation or performance of any of the transactions contemplated hereby.

      4.8  Brokers.  Except for Shoreline Partners, LLC, no broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's or similar fees or other commissions in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of Buyer. Buyer shall be solely responsible for the payment of any and all fees to Shoreline Partners, LLC.

      4.9  Full Disclosure.

    (a)
    None of the representations and warranties of Buyer in the Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any fact necessary to make any of the representations, warranties or statements contained therein not misleading.

      4.10  Financing.  Buyer has sufficient cash and/or available credit facilities to pay the purchase price and any adjustments thereto and to make all other necessary payments of fees and expenses in connection with the transactions contemplated by this Agreement..

      4.11.  Due Diligence.  As of the date of this Agreement, Buyer has completed all due diligence and other investigations of the Company which Buyer may require in order to finalize the transactions contemplated by this Agreement.

    5.  Continuation and Survival of Representations and Warranties.  All representations and warranties, including information disclosed in Schedules, made in this Agreement shall continue to be true and correct at and as of the Closing Date and at all times between the signing of this Agreement and the Closing Date, as if made at each of such times; provided, however, that at Closing the Shareholders may deliver to Buyer modifications of Schedules 2.1 through 2.27 and Schedules 3.1 through 3.3 to reflect changes thereto arising in the ordinary course of their respective Business since the date hereof, provided further that none of such changes, either individually or in the aggregate, is materially adverse to the Business or financial condition of Company or the Shareholders or arises from any occurrences or circumstances which would constitute a violation of Section 7 hereof. If any party hereto shall learn of a representation or warranty being or becoming untrue at or prior to Closing, such party shall promptly give notice thereof to all of the other parties hereto. All representations and warranties contained herein shall survive the consummation of the transactions provided for in this Agreement as more particularly described in Section 11; shall continue in full force and effect; and shall provide the basis for the remedies set forth herein or otherwise available to the non-breaching party as more particularly described in Section 11. Each representation and warranty contained herein is independent of all other representations and warranties contained herein (whether or not covering an identical or a related subject matter) and must be independently and separately complied with and satisfied. Exceptions or qualifications to any representations or warranties contained herein shall not be construed as exceptions or qualifications to any other warranty or representation.

    6.  Buyer's Inspection Rights.  Company shall give to Buyer and its designated employees or representatives reasonable access, upon reasonable prior notice and during normal business hours and in a manner so as not to interfere with the normal business operations of the Company, to all of the properties and assets of Company, to Company's stock books, and to all of Company's documents, books and records relating to its current and past operations and Business. Company shall permit such employees and representatives to make copies of Company's written materials and to interview and question Company's employees. Buyer will treat all such information and data obtained by Buyer as confidential and will not reveal any data and/or information supplied by Company except to its management, counsel, accountants, insurance representatives, investment bankers and like agents, for purposes solely relating to the evaluation and consummation of the transactions contemplated by this Agreement, and in the event the transactions contemplated by this Agreement are not consummated, such data and information, including all copies and tangible embodiments thereof, will not be used by Buyer and will be returned to Company.

    7.  Conduct of the Business of Company Pending Closing.  Between the date hereof and the Closing hereunder, Company shall and Shareholders shall cause the Company to:

      7.1 not take or suffer or permit any action which would render untrue, in any material respect, any of the representations or warranties of Company herein contained, and not omit to take any action, the omission of which would render untrue, in any material respect, any such representation or warranty;

      7.2 conduct its Business in a good and diligent manner in the ordinary and usual course;

      7.3 not enter into any contract, agreement, commitment or arrangement with any party, other than contracts for the sale of merchandise or services and contracts for the purchase of materials, services and supplies in the ordinary and usual course of its Business, and not amend, modify or terminate any Contract without the prior written consent of Buyer;

      7.4 use its best efforts to preserve its Business organization intact, to keep available the services of its employees and to preserve its relationships with customers, suppliers and others with whom it deals;

      7.5 not reveal, orally or in writing, to any party, other than Buyer and Buyer's authorized agents, any of the procedures and practices followed by it in the conduct of its Business or any technology used in the processing, evaluation or manufacture of any of its products or rendering its services;

      7.6 maintain in full force and effect all of the insurance policies listed on Schedule 2.20 and make no change in any insurance coverage without the prior written consent of Buyer;

      7.7 keep the premises occupied by it and all of its equipment and other tangible personal property in good order and repair, reasonable wear and tear excepted, and perform all necessary repairs and maintenance;

      7.8 continue to maintain all of its usual Business books and records in accordance with its past practices;

      7.9 not amend its articles of incorporation or bylaws;

      7.10 not declare or make any dividend or other payment on or with respect to its capital stock, redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto except to the extent required under agreements in effect as of the date of this Agreement;

      7.11 not waive any right or cancel any claim except to the extent required under agreements in effect as of the date of this Agreement;

      7.12 not increase the compensation or rate of compensation payable to any of its employees except to the extent required under agreements in effect as of the date of this Agreement;

      7.13 maintain its corporate existence and not merge or consolidate with any other entity;

      7.14 comply with all provisions of any Contract applicable to it and all applicable laws, rules and regulations;

      7.15 not make any capital expenditure exceeding Fifty Thousand Dollars ($50,000.00) as to any individual expenditure or series of related expenditures, and not exceeding Two Hundred and Fifty Thousand Dollars ($250,000.00) in the aggregate that are not covered by Company's current budget; and

      7.16 use its best efforts to obtain any necessary third party consents and take other actions in order to consummate the transactions contemplated by this Agreement.

    8.  Conditions Precedent to Buyer's Obligation to Close.  The following shall be conditions precedent to the obligation of Buyer to close hereunder, any of which may be waived in whole or in part by Buyer:

      8.1 Each of the representations and warranties of Company and the Shareholders contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specific date, at all times after the date of this Agreement to and including the time of Closing shall be, true and correct individually and collectively in all material respects, provided that any references to materiality in any representation and warranty shall be disregarded for purposes of this provision.

      8.2 Each of the agreements, covenants and undertakings of Company and the Shareholders contained in this Agreement, except for those calling for performance after Closing, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing.

      8.3 No litigation, governmental actions or other proceeding involving or potentially involving a liability, obligation or loss on the part of Company of Three Million Dollars ($3,000,000) or more, in the aggregate, or which by reason of the nature of the relief sought might have a reasonable likelihood of having a material adverse effect on Company's Business or financial condition, shall be threatened or commenced against Company with respect to any matter; no litigation, governmental action or other proceeding shall be threatened or commenced against Company or any Shareholder with respect to the consummation of the transactions provided for herein; and neither Company nor any Shareholder has any knowledge of any basis for such litigation, governmental action or proceeding.

      8.4 All indebtedness owing to Company by any director, officer, employee or Shareholder of Company will be paid in full at or prior to Closing.

      8.5 All actions, proceedings, instruments and documents required to enable Company and the Shareholders to perform this Agreement or matters incident thereto (other than matters for which Buyer is responsible under the terms of this Agreement), and all other legal matters not relating to a default by Buyer of its obligations hereunder, shall have been duly taken, satisfied, executed or delivered, as the case may be, to the reasonable satisfaction of Buyer.

      8.6 All documents required to be delivered by the Shareholders at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing.

      8.7 Final receipt and approval within three (3) days thereof of all of the Schedules to be attached hereto.

      8.8 [Intentionally left blank]

      8.9 All filings with, approvals by, and consents of third parties required to be made or received by or on the part of the Buyer for the consummation of the transaction contemplated hereby in the manner herein provided, shall have been made or obtained. This shall include appropriate filings pursuant to the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended ("HSR Act"). Any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated. All parties to the Agreement agree to cooperate reasonably with respect to the filing of the necessary applications, and to proceed with such filings as soon as reasonably possible following the execution hereof.

      8.10 [Intentionally left blank]

      8.11 All options and warrants shall have been exercised and Buyer shall have received 100% of the issued and outstanding capital stock of Company.

    9.  Conditions Precedent to Company's and the Shareholders' Obligation to Close.  The following shall be conditions precedent to the obligation of Company and the Shareholders to close hereunder, any of which may be waived in whole or in part by Company and the Shareholders:

      9.1 Each of the representations and warranties of Buyer contained in this Agreement is now and, except as to those expressly limited to the date hereof or some other specified date, at all times after the date of this Agreement to and including the time of Closing shall be, true and correct individually and collectively in all material respects, provided that any references to materiality in any representation or warranty shall be disregarded for purposes of this provision.

      9.2 Each of the agreements, covenants and undertakings of Buyer contained in this Agreement, except for those calling for performance after Closing, will have been fully performed and complied with both individually and collectively in all material respects at or before Closing.

      9.3 No litigation, governmental actions or other proceeding involving or potentially involving a liability, obligation or loss on the part of the Buyer Three Million Dollars ($3,000,000) or more, in the aggregate, or which by reason of the nature of the relief sought have a reasonable likelihood of having a material adverse effect on the Buyer's Business or financial condition, shall be threatened or commenced against Buyer with respect to any matter; no litigation, governmental action or other proceeding shall be threatened or commenced against Buyer with respect to the consummation of the transactions provided for herein; and Buyer has any knowledge of any basis for such litigation, governmental action or proceeding.

      9.4 All actions, proceedings, instruments and documents required to enable Buyer to perform this Agreement or matters incident thereto (other than matters for which Company and/or Shareholders are responsible under the terms of this Agreement), and all other legal matters not relating to a default by Company or the Shareholders of their obligations hereunder, shall have been duly taken, satisfied, executed or delivered, as the case may be, to the reasonable satisfaction of Company and the Shareholders.

      9.5 All documents reasonably requested to be delivered by Buyer at or prior to Closing relating to Buyer's existence and the authority of Buyer to execute deliver and perform this Agreement all in form and substance reasonably satisfactory to the Shareholders and the Company shall have been delivered or shall be tendered at the time and place of Closing.

      9.6 All filings with, approvals by, and consents of third parties required to be made or received by or on the part of the Buyer for the consummation of the transaction contemplated hereby in the manner herein provided, shall have been made or obtained. This shall include appropriate filings pursuant to the HSR Act. Any applicable waiting period under the HSR Act (and any extension thereof) shall have expired or been terminated. All parties to the Acquisition Agreement agree to cooperate reasonably with respect to the filing of the necessary applications, and to proceed with such filings as soon as reasonably possible following the execution hereof. Buyer shall bear the cost of the HSR filing.

    10.  Closing.

      10.1  Closing Date.  The closing of the transactions provided for in this Agreement (herein sometimes called the "Closing") shall take place at 10:00a.m on April 23, 2001, or such other place and time as shall be agreed to between the President of Buyer and the Shareholders' Agent. The date and time of Closing is sometimes herein called the "Closing Date".

      10.2  Deliveries by the Shareholders and Company at Closing.  At Closing, the Shareholders and Company will deliver or cause to be delivered to Buyer the following:

        10.2.1  certificates for all of the outstanding shares of common stock of Company, endorsed by the Shareholders in blank, or with stock transfer powers executed by the Shareholders in blank attached, and with all required transfer tax stamps, if any, affixed;

        10.2.2  certificate of the President or a Vice-President of Company and the Shareholders, dated as of the Closing Date, confirming (a) the truth and correctness of all of the representations and warranties of Company and the Shareholders contained herein as of the Closing Date and as of all times between the date hereof and the Closing Date, subject to the provisions of Section 5 hereof, and (b) that all agreements and covenants of Company and the Shareholders specified herein have been complied with in all material respects;

        10.2.3  the certificate of the Secretary or an Assistant Secretary of Company, dated the Closing Date, that the necessary corporate action by the board of directors of Company has been taken to authorize the consummation by Company of the transactions provided for herein;

        10.2.4  the signed resignations of all directors and all officers of Company and each of its Subsidiaries dated and effective as of the Closing Date;

        10.2.5  the stock books and records, corporate minute books (containing the originals of all minutes and resolutions ever adopted or consented to or agreed to by the shareholders, directors or any committee of directors of Company) and the corporate seal of Company;

        10.2.6  the favorable legal opinion of Bathgate, Wegener, & Wolf, P.C., counsel for the Shareholders and Company, dated the Closing Date, in substantially the form set forth in Exhibit 10.2.6 attached hereto;

        10.2.7  a "good standing" certificate for Company and each Subsidiary and a certified copy of the articles of incorporation and all amendments thereto issued by the Department of State of Delaware and dated as of a date within twenty-one (21) days prior to the Closing Date;

        10.2.8  [Intentionally left blank]

        10.2.9  [Intentionally left blank]

        10.2.10  a Certification by each Shareholder pursuant to the Foreign Investment Real Property Tax Act, in form mutually acceptable to the parties;

        10.2.11  certificates for 328.7356 shares of preferred stock of Company, endorsed by the holders in blank, or with stock transfer powers executed by the holders in blank attached, and with all required transfer tax stamps, if any, affixed;

        10.2.12  evidence of satisfaction of Company indebtedness referred to in Section 1.2;

        10.2.13  Registration Rights Agreement in substantially the form of Exhibit 1.5, signed by all Shareholders;

        10.2.14  Bill of sale for the Equipment signed by the Company.

  10.3
  Deliveries by Buyer at Closing. At the Closing, Buyer will deliver or cause to be delivered to the Shareholders the following:

        10.3.1  certificates for all of the outstanding shares of validly issued, fully paid and non-assessable Buyer Stock registered in the names of the Shareholders in accordance with their respective interests as set forth on Schedule 3.1(b), together with the balance of the cash portion of the Purchase Price, in the form of a cashier's check, certified funds or wire transfer, at Buyer's option.

        10.3.2  the certificate of the President or a Vice-President of Buyer, dated the Closing Date, confirming (a) the truth and correctness of all of the representations and warranties of Buyer contained herein as of the Closing Date and as of all times between the date hereof and the Closing Date and (b) that all agreements and covenants of the Buyer specified herein have been complied with.;

        10.3.3  the certificate of the Secretary or an Assistant Secretary of Buyer, dated the Closing Date, that the necessary corporate action by the Board of Directors of Buyer has been taken to authorize the consummation by Buyer of the transactions provided for herein;

        10.3.4  the favorable legal opinion of Gordon & Rees LLP, counsel for Buyer, dated the Closing Date, in substantially the form set forth in Exhibit 10.3.4 attached hereto; and

        10.3.5  Registration Rights Agreement in substantially the form of Exhibit 1.5 signed by Buyer.

        10.3.6  A good standing certificate for Buyer and a certified copy of the Articles of Incorporation and all amendments thereto issued by the Department of the State of Delaware and dated as of a date of a date within twenty-one (21) days prior to the Closing Date.

    11.  Indemnification and Related Matters

      11.1  Survival.  All representations, warranties, covenants and agreements set forth in this Agreement or in any Schedule or Exhibit hereto shall survive the Closing and the consummation of the transactions contemplated hereby and shall not be affected by any examination made for or on behalf of Buyer, the knowledge of any of its officers, directors, stockholders, employees or agents, or the acceptance of any certificate or opinion.

      Notwithstanding the foregoing, no Party shall be entitled to recover for any Loss pursuant to this Section unless written notice of a claim thereof is delivered to the other Party prior to the Applicable Limitation Date. For purposes of this Agreement, the term "Applicable Limitation Date," shall be the second anniversary of the Closing; provided that the Applicable Limitation Date with respect to any Loss arising from or related to a breach of the representations and set forth in Section 2.14 (Taxes), the Applicable Limitation Date shall be the expiration of the statute of limitations applicable to the Loss which is giving rise to the claim for indemnification (including any extensions thereto to the extent that such statute of limitations may be tolled.

      11.2  Indemnification.

    (a)
    Subject to Sections 11.2(f), 11.3 and 11.4 below, the Shareholders shall indemnify (pro rata in proportion to each Shareholder's percentage ownership of the Company capital stock on the date of Closing vis-à-vis the other Shareholders, as set forth on Schedule 3.1(b)) Buyer, its successors and assigns (the "Indemnitees") and hold them harmless from and against any loss, liability, deficiency, damage or expense (including, without limitation, reasonable legal expenses and costs) (a "Loss") which any Indemnitee may suffer, sustain or become subject to, as a result of (i) any misrepresentation, breach of warranty, or any non-fulfillment of any representation or warranty made by the

      Company or Shareholder in this Agreement, or (ii) any actual claim, debt, liability, obligation, loss, fine, penalty, damage or diminution in value suffered by Company or incurred by Company to any party, incurred prior to Closing hereunder or arising from any matter or thing occurring prior to Closing hereunder, including but not limited to claims made by governmental authorities for taxes or otherwise, except for (a) liabilities expressly disclosed in this Agreement, including the Schedules attached hereto (excepting however the cost of remediation of ground water contamination or other liability associated with any Environmental Laws as disclosed on Schedule 2.25 with respect to the Manufacturing Facility), and (b) liabilities incurred between the date of this Agreement and the Closing Date, the incurrence of which is not in violation of the provisions of this Agreement; and (iv) any and all actions, suits, proceedings, demands, assessments, judgments, reasonable attorneys' fees, costs, expenses and interest incident to any of the foregoing.

    (b)
    Subject to Sections 11.2(f) and 11.3 below, Buyer shall indemnify Shareholders and hold Shareholders harmless from and against any Loss which Shareholders may suffer, sustain or become subject to, as the result of the breach by Buyer of any representation or warranty made by Buyer in this Agreement or any Schedule or Exhibit delivered by Buyer to Shareholders with respect thereto in connection with the Closing.

    (c)
    Any Party or any other Person making a claim for indemnification under this Section 11 (the "Indemnified Party") shall notify the indemnifying party (the "Indemnifying Party") of the claim in writing-promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party) or promptly after discovering the liability, obligation or facts giving rise to such claim for indemnification, describing the claim, the amount thereof (if known and quantifiable), and the basis thereof; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party. If the Indemnifying Party, within a period of fifteen (15) days after the giving of such notice by the Indemnified Party, shall not give written notice to the Indemnified Party announcing their intention to contest such assertion of the Indemnified Party (such notice by the Indemnifying Party being hereinafter called the "Contest Notice"), such assertion of Indemnified Party shall be deemed accepted and the amount of the Loss shall be deemed established to the extent such amount, having been set forth in the Indemnified Party's notice, is known and quantifiable. With respect to any third party claim, the Indemnifying Party shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to the Indemnified Party's claim for indemnification at its expense, and at its option shall be entitled to control such defense and to appoint lead counsel of such defense with a reputable and qualified counsel acceptable to the Indemnified Party (such acceptance not to be unreasonably withheld); provided that:

    (i)
    the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of such separate counsel to be borne by the Indemnified Party (except that the fees and expenses of such separate counsel incurred prior to the date the Indemnifying Party effectively assumes control of such defense shall be borne by the Indemnifying Party);

    (ii)
    the Indemnifying Party shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if (A) the claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Indemnified Party reasonably believes (based upon the advice of its counsel) that it would be a conflict of interest for one counsel to represent both the Indemnifying Party and the Indemnified Party or (C) upon petition by the Indemnified Party, the appropriate court rules that the Indemnifying Party failed or is failing to vigorously prosecute or defend the claim giving rise to such indemnification; and

      (iii)
      if the Indemnifying Party, with the consent of the Indemnified Party, shall control the defense of any such claim, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of a claim or ceasing to defend such claim, if pursuant to or as a result of such settlement or cessation, an injunction or other equitable relief shall be imposed against the Indemnified Party or if such settlement does not expressly unconditionally release the Indemnified Party from all liabilities and obligations with respect to such claim, with prejudice.

    (d)
    The parties shall make appropriate adjustments for tax benefits and insurance coverage (including impact on future insurance premiums) in determining Losses for purposes of this Section 11. Amounts paid to or on behalf of Buyer or Shareholders, as indemnification hereunder will be treated as adjustments to the Purchase Price. If any taxing authority asserts that an indemnification payment is not an adjustment to the Purchase Price, the Indemnifying Party will indemnify the Indemnified Party against any tax imposed on the receipt of such indemnification payment pursuant to this Section 11, including any Tax imposed on any payment pursuant to this Section 11.2.

    (e)
    Effective upon the Closing, each Shareholder hereby irrevocably waives, releases and discharges the Company and each of its Subsidiaries from any and all liabilities and obligations to such Shareholder of any kind or nature whatsoever, whether in his capacity as a Shareholder hereunder, as a stockholder, officer or director of the Company or of any of its Subsidiaries or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and no Shareholder shall seek to recover any amounts in connection therewith or thereunder from the Company or any of its Subsidiaries; provided, however, that the waiver contained in this Section 11.2(e) shall not apply to claims made by a Shareholder against the Company or one of its Subsidiaries (i) for payment for goods or services or lease payments pursuant to any agreements set forth on Schedule 2.21, (ii) for payment for goods or services or lease payments pursuant to any agreements which (A) are not required by the terms of Section 2.21 to be disclosed on Schedule 2.21 and (B) arose in the Ordinary Course of Business, (iii) pursuant to any Plan (as defined in Section 2.19), to the extent that such Shareholder is an employee participant in such Plan and the claim is made solely as an employee participant, and (iv) for contribution or indemnification for acts or omission in such Shareholder's capacity as an officer or director of the Company or its Subsidiaries, which contribution or indemnification rights do not arise out of or relate to this Agreement or the transactions contemplated hereby.

    (f)
    All amounts to which any party is entitled pursuant to the terms of this Section 11.2 shall be payable in cash or wire transfer of immediately available funds immediately upon a final determination by a court of competent jurisdiction of such parties, entitlement to such indemnity; provided, however that in the event that Buyer is entitled to indemnification from any Shareholder pursuant to the terms of this Section 11.2 of this Agreement, after such final determination, Buyer must setoff all or any portion of the Losses for which Buyer is so determined to be entitled to indemnity against the Buyer Stock provided for in Section 12.1.

      11.3  Limitations on Indemnity.  The following limitations shall apply to each Indemnifying Party's indemnification obligations under Section 11:

    (a)
    Except as set forth hereinafter, the Shareholders shall not be obligated to provide indemnification under Sections 11.2(a) of this Agreement until the aggregate of all Losses described in Sections 11.2(a) reaches One Hundred Seventy-Five Thousand Dollars ($175,000.00). The Buyer shall not be obligated to provide indemnification under Section 11.2(b) of this Agreement until the aggregate of all Losses described in Section 11.2(b) reaches One Hundred Seventy-Five Thousand Dollars ($175,000.00). Notwithstanding the foregoing limitations on the parties' obligations to provide indemnification, timely notice of any claim for indemnification as to which an Indemnified Party would otherwise be entitled shall be given as required in Section 11.2(c) above. Once the total amount of Losses included among such claims reaches the threshold set forth above, the total amount of such Losses shall be due and payable.

    (b)
    The Shareholders' cumulative total obligation to make indemnification payments for a Loss (including, without limitation, set-offs against the Buyer Stock retained pursuant to Section 12) under Section 11 of this Agreement shall not in any event exceed the lesser of (i) the value of the Buyer Stock at the Buyer Stock Valuation Price (adjusted for capital changes such as stock splits, if any, subsequent to the Closing) then held by Buyer pursuant to Section 12 or (ii) Three Million Dollars ($3,000,000.00). Buyer's cumulative total indemnification obligation for a Loss under this Agreement shall not exceed Three Million Dollars ($3,000,000.00).

      11.4  Payment of Losses.  Losses for which Buyer is entitled to indemnity under Section 11 of this Agreement shall be satisfied solely out of the Buyer Stock retained pursuant to Section 12 hereof, valued at the Buyer Stock Valuation Price, adjusted for capital changes such as stock splits, if any, subsequent to the Closing.

    12.  Security Retention Procedures.

      12.1 Buyer shall retain that portion of the Buyer Stock, valued at the Buyer Stock Valuation Price (adjusted for capital changes such as stock splits, if any, subsequent to the Closing) as represents Three Million Dollars ($3,000,000.00) of the Purchase Price as sole security for the satisfaction of Losses, if any, pursuant to Section 11 of this Agreement. Such retention shall be pro-rata, based upon the Shareholder interests reflected on Schedule 3.1(b).

      12.2 Provided, (i) Company or Shareholders have not received written notice in accordance with Section 11.2(c) of a claim or claims which taken together are in excess of the $175,000 limitation referred to in Section 11.3(a) and, (ii) there are no unpaid claims which in the aggregate are not in excess of the $175,000 limitation referred to in Section 11.3(a) by Buyer against the Company or Shareholders pursuant the obligations of the Company and Shareholders pursuant to this Agreement, including but not limited to the obligations of the Company and Shareholders to indemnify Buyer pursuant to Section 11 of this Agreement, Buyer shall release one-third of the retained Buyer Stock to Shareholders one (1) year after the Closing Date. The remaining retained Buyer Stock shall be released to Shareholders two (2) years after the Closing Date, provided no claims in excess of the $175,000 limitation referred to in Section 11.3(a) remain then outstanding. If any such claims in excess of the $175,000 limitation referred to in Section 11.3(a) are unpaid on the date on which such release is to be made, Buyer shall release to Shareholders such shares representing the specified amount to be released, less the reasonably estimated amount of any such claim.

    13.  Securities Laws Compliance Procedures.

      13.1  Knowledge Respecting Buyer.  Each Shareholder represents and acknowledges that (a) he or she is a sophisticated investor with knowledge and experience in business and financial matters, knows, or has had the opportunity to acquire, all information concerning the business, affairs, financial condition and prospects of Buyer which he or she deems relevant to make a fully informed decision regarding the consummation of the transactions contemplated hereby and is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Stock and (b) he or she has been supplied with copies of all Forms 10-K, 10-Q and 8-K, and all proxy statements, filed by Buyer within the two (2)-year period immediately preceding the date of this Agreement. Without limiting the foregoing, each Shareholder understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer's business or of Company's business, and no Shareholder has relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.

      13.2  Status of Shares to be Issued.  Each Shareholder agrees, acknowledges and confirms that he or she has been advised and understands as follows:

        13.2.1  Shareholder is acquiring the shares of Buyer Stock to be issued to him or her for his or her own account and without a view to any distribution or resale thereof, other than a distribution or resale which, may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or any applicable blue sky laws. Shareholder acknowledges that the shares of Buyer Stock are as of the Closing Date "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been as of the Closing Date registered under the 1933 Act or any state securities laws and thereafter must be held until they are registered by Buyer, at Buyer's sole cost, under the 1933 Act and certain state securities acts or an exemption from such registration is available. Shareholder and Buyer acknowledge that Buyer will, as soon as practicable following the execution of this Agreement by all parties, register the stock for resale under the 1933 Act in accordance with the terms of the Registration Rights Agreement. In the event Buyer has not obtained an Effective Registration within ninety (90) days following Closing, Shareholder shall have the right to cause Buyer to re-purchase the stock not held pursuant to Section 12 at the greater of (i) the closing price of the stock on the ninetieth (90th) day following the Closing Date or (ii) the Buyer Stock Valuation Price (adjusted for capital changes such as stock splits, if any, subsequent to the Closing). Notwithstanding the foregoing, provided that Buyer has acted diligently to prepare and file the required registration statement within sixty (60) days following the Closing of the Purchase Agreement, the deadline for the effectiveness of said registration statement shall be extended for a period of thirty (30) days provided that Buyer continues at all times following the filing of the registration statement to act diligently in response to SEC comments and requests for additional information. Buyer shall be obligated to obtain an Effective Registration of the Buyer Stock held pursuant to Section 12 on the date that any such Buyer Stock is to be released to Shareholder and in the event Buyer has not obtained an Effective Registration on any such release date, Buyer must re-purchase the stock at the greater of the (i) Buyer Stock Valuation Price (adjusted for capital changes such as stock splits, if any, subsequent to the Closing) or (ii) the closing price for the stock as of the date of its release to Shareholder.

        13.2.2  There shall be endorsed on the certificates evidencing the shares of Buyer Stock delivered at Closing a legend substantially similar to the following:

    "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS".

        13.2.3  Except under certain limited circumstances, the above restrictions on the transfer of the shares of Buyer Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event.

    14.  Further Assurances.  Buyer and the Shareholders agree to execute and deliver all such other instruments and take all such other action as any party may reasonably request from time to time, before or after Closing and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement, including, without limitation, the preparation of financial statements and tax returns.

    15.  [Intentionally left blank]

    16.  Designation of Agent.  Within five days following the execution of this Agreement, the Shareholders shall irrevocably appoint a Shareholder's attorney-in-fact and agent (sometimes in this Agreement referred to as the "Shareholders' Agent") to take any action and to execute any documents on such Shareholder's behalf with respect to this Agreement and the transactions provided for herein, including but not limited to the making and execution of any amendments to this Agreement, the giving and receipt of any notices pursuant hereto, the execution of any and all documents required to be executed in order to complete Closing hereunder, the acceptance of service of process in connection with any claim related to this Agreement and the compromise or settlement of any and all disputes which may hereafter arise pursuant to any provision of this Agreement or any matter or thing growing out of this Agreement or the transactions provided for herein. Such appointment shall, to the fullest extent permitted by law, survive the death or incompetency of any Shareholder. In the event of the incompetency, incapacity, bankruptcy, death or resignation of the Shareholders' Agent, the Shareholders shall appoint a successor to serve in such capacity and shall give Buyer written notice of such appointment. Such appointment of a successor shall be irrevocable.

    17.  Indemnity Against Brokerage Commissions and Finder's Fees.  Buyer and each Shareholder hereby represents and warrants that there is no person or entity entitled to receive from Buyer or such Shareholder any brokerage commission or finder's fee in connection with this Agreement or the transactions provided for herein, with the exception of Shoreline Partners, LLC, and each hereby indemnifies and agrees to save the other parties hereto harmless from and against any claim for brokerage commission or finder's fee based on any retention or alleged retention of a broker or finder by such party.

    18.  Employees.  Shareholders agree that they shall be responsible for payment or accrual of all employee wages, salaries, accrued vacation, existing disability or medical claims not covered by insurance, and any and all other benefits and related costs relating or accrued with respect to its employees prior to the Closing Date. Company and Shareholders shall be responsible for termination and payment of all severance benefits of all employees of the Company that will not become employees of Buyer and/or Buyer's designee as the purchaser or lessee of the Manufacturing Facility following the Closing Date. It is understood that Buyer and/or Buyer's designee as the purchaser or lessee of the Manufacturing Facility may enter into employment contracts with certain designated employees, and may hire as "at will employees" certain other individuals currently employed by Company (collectively referred to as "Retained Employees"). In connection with the hiring of the Retained Employees, Buyer will endeavor to obtain from such employees a release of any claim for severance resulting from prior agreements or understandings with Company. To the extent the release of such claims cannot be obtained or are otherwise not effective, Shareholders shall make any necessary payments required for the release of such claims or discharge of such liabilities prior to the Closing. Other employment costs associated with Retained Employees shall be the responsibility of Buyer. With regard to any employee entitled to continue medical insurance coverage under COBRA, Buyer agrees that it will either (i) at its cost, continue the Company's existing medical plan or (ii) provide medical coverage for such employees under Buyer's medical plan.

    19.  Announcements.  The form and substance of any announcements relating to this transaction shall, before dissemination, be subject to the review of both Buyer and Shareholders. Each agrees not to disclose such information or act upon same in violation of the applicable securities laws.

    20.  Customer Contact.  Buyer agrees that it will not unilaterally contact the customers, creditors or shareholders of Company without the prior written consent of Company. Company shall likewise refrain from any such contact with the customers, creditors or shareholders of Buyer without Buyer's prior written consent.

    21.  [Intentionally Left Blank]

    22.  Professional Fees and Costs.  Each party to this Acquisition agreement shall bear its own expenses relating to this transaction, including, but not limited to, legal fees, accounting fees, finder's fees and the like, as well as all of such parties costs incurred.

    23.  Defined Terms.  The following terms used in this Agreement shall have the meanings indicated below, unless the context otherwise indicates:

  "Acquisition Transaction" means a transaction outside the Ordinary Course of Business resulting in the sale, pledge or other disposal of the Company's assets or capital stock.

  "Affiliate" means any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

  "Business" shall have the meaning given in the recital to this Agreement.

  "Buyer" shall have the meaning given in the heading of this Agreement.

  "Buyer's Representatives" means the officers, employees, counsel, accountants, financial advisors, consultants and other representatives of the Buyer.

  "Buyer Stock" shall have the meaning given in Section 1 of this Agreement.

  "Buyer Stock Valuation Price" shall have the meaning given in Section 1.5 of this Agreement.

  "Closing" shall have the meaning given in Section 10.1 of this Agreement.

  "Closing Date" shall have the meaning given in Section 10.1 of this Agreement.

  "Closing Net Book Value" shall have the meaning given in Section 1.4 of this Agreement.

  "Company" shall have the meaning given in the heading of this Agreement.

  "Common Stock of the Buyer" means the Buyer's common stock, par value $.001 per share, as constituted on the date hereof, and any stock into which such common stock shall have been changed or any stock resulting from any reclassification of such common stock.

  "Consent" means such Person's permission, approval, agreement, or other consent.

  "Contract" means any agreement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract that is material to the conduct of the Company's Business or its financial condition.

  "Current Employee Benefit Plan" means any Plan (whether or not such Plan currently exists as of the date of this Agreement) (i) established by the Company, (ii) to which the Company contributes or is obligated to contribute as of the date of this Agreement, (iii) under which any current or former employee, officer or director of the Company (or any beneficiary of such current or former employee, officer or director) is covered, is eligible for coverage or has any rights by reason of services performed for the Company, or (iv) under which the Company has any obligation or liability. (See also "Employee Benefit Plan", "Past Employee Benefit Plan" and "Plan".

  "Debentures" shall mean collectively the Company's (i) 6-Year 12 Percent PIK Subordinated Debentures dated April 25, 2000 and any additional debentures issued for the payment of interest thereon, and (ii) 6-Year 12 Percent PIK Convertible Subordinated Debenture dated March 17, 2000 and any additional debentures issued for the payment of interest thereon.

  "Effective Registration" means the filing of a Registration Statement under the Securities Exchange Act of 1933 that has been declared effective by the Securities Exchange Commission or otherwise becomes effective under the 1933 Act pursuant to the rules and regulations adopted pursuant thereto.

  "Employee Benefit Plan" means any Plan, whether or not such Plan currently exists as of the date of this Agreement, (i) established by the Company, (ii) to which the Company contributes or has contributed or to which the Company is or was obligated to contribute, (iii) under which any current or former employee, officer or director of the Company (or any beneficiary of such current or former employee, officer or director) is or was covered, is or was eligible for coverage or has or had any rights by reason of services performed for the Company, or (iv) under which the Company has or had any obligation or liability. (See also "Current Employee Benefit Plan", "Past Employee Benefit Plan", and "Plan")

  "Encumbrance" means any lien, charge, pledge, security, interest, encumbrance, restriction or claim that is material to the conduct of the Company's business or the financial condition of the Company.

  "Environmental Laws" means all foreign, federal, state and local laws, statutes, regulations, rules, ordinances, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder relating to pollution or protection of the environment or human health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and liability Act of 1980, the Resource Conservation and Recovery Act of 1976 and the Occupational Safety and Health Act of 1970, each as amended and/or superceded at any time and from time to time, and further, without limitation, all laws relating to Releases or threatened Releases of Hazardous Substances into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Substances and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Substances and all laws relating to endangered or threatened species of fish, wildlife and biota and the management or use of natural resources.

  "Equipment" shall mean all the equipment utilized in connection with the Manufacturing Facility.

  "FASB" means Financial Accounting Standards Board.

  "GAAP" means U.S. Generally Accepted Accounting Principles.

  "Governmental Authorization" means any license, permit, certificate of authority, authorization, approval, registration, franchise or other similar consent granted or issued by any Governmental Body.

  "Governmental Body" means any court, tribunal, arbitration panel, board, authority, agency, commission, department, or other instrumentality of the United States or any other country or any domestic or foreign state, county, city, or other political subdivision.

  "Hazardous Material" means (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, and radon gas; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous substances," "toxic substances," "contaminants" or "pollutants" or words of similar meaning and regulatory effect; or (iii) any other chemical, material or substance, exposure to which is prohibited, limited, or regulated by any applicable Environmental Law.

  "Knowledge" means: (a) if such Person is an individual, the actual knowledge of such Person; and (b) is such Person is a corporate entity, the actual knowledge of the principal officers of such Person. In determining actual knowledge, no Person shall be required to conduct an independent investigation unless such Person is under an affirmative obligation to do so pursuant to the terms of this Agreement.

  "Leased Property" means the premises located on the fifteenth (15th) floor of an office building located at 379 Thornall Street, Edison, New Jersey.

  "Legal Requirement" means any law, statute, rule, regulation, ordinance or other promulgated edict having the effect of law in the United States or any other country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Body.

  "Liability" means any material indebtedness, obligation, or other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

  "Loss" shall have the same meaning as set forth in Section 11.

  "Majority Shareholder" the holders of more than two-thirds (66.66%) percent of the outstanding common sock of HPD Holdings Corp.

  "Manufacturing Facility" shall mean the Company's manufacturing facility in Memphis, including all related real estate, as describe in Section 1.3.

  "NASDAQ" means National Association of Securities Dealers Automated Quotations.

  "Net Book Value" means total assets (excluding deferred financing net) less total liabilities (excluding interest bearing debt, original issue discount, net and accrued interest). An example of Net Book Value is set forth in Schedule 1.4.

  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Body.

  "Ordinary Course of Business" means the transaction of business consistent with the past custom or practice of the referenced Person.

  "Past Employee Benefit Plan" means any Plan, not currently in existence as of the date of this Agreement, (i) established by the Company, (ii) to which the Company has contributed or to which the Company was obligated to contribute, (iii) under which any current or former employee, officer or director of the Company (or any beneficiary of such current or former employee, officer or director) was covered, was eligible for coverage or had any rights by reason of services performed for the Company, or (iv) under which the Company had any obligation or liability. (See also "Current Employee Benefit Plan", "Employee Benefit Plan", and "Plan")

  "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization or government or department or agent thereof.

  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, worker's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

  "Proceeding" means any action, hearing, investigation, inquest, or inquiry (whether conducted by or before a court, administrative agency, hearing officer, arbitrator, legislative body, or any other person authorized by law) in which, pursuant to law, testimony can be compelled to be given.

  "Proprietary Asset" means: (i) registered and unregistered trademarks, service marks, slogans, trade names, logos and trade dress; (ii) patents, patent applications and invention disclosures; (iii) registered and unregistered copyrights, including, but not limited to, copyrights in software and databases; (iv) software programs and databases; (v) unpatented or unpatentable (whether or not reduced to practice) methods, devices, technology, trade secrets, proprietary information and know-how; and all copies and tangible embodiments of any and all of the foregoing, in whatever form or medium.

  "Real Properties" means the Leased Property and the Manufacturing Facility.

  "1933 Act" shall mean the Securities Act of 1933, as amended.

  "Registration Right Agreement" shall mean that agreement described in Section 1.5.

  "SEC" shall mean the Securities and Exchange Commission.

  "Shareholders" shall have the meaning given in the heading of this Agreement.

  "Shareholders' Agent" shall have the meaning given in Section 16 of this Agreement.

  "Stock Rights" shall have the meaning given in Section 3.1 of this Agreement.

  "Subsidiary" means any other Person in whom the referenced Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) or either the equity interests in, or voting control of such, such other Person.

  "Tax" or "Taxes" means any Federal, state, local and foreign taxes, charges, duties, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, sales, use, franchise, profits, service, gross receipts, capital, ad valorem, value added, transfer, inventory, capital stock, license, registration, environmental, social security, unemployment, severance, stamp, recording, occupation, withholding, payroll, employment, excise or property taxes and estimated taxes, assessments or charges of any kind whatsoever together with interest and any penalties, fines, duties, fees, levies, additions to tax or additional amounts with respect thereto.

  "Tax Return" means the form on which the referenced Person reports its liability with respect to a Tax.

    24.  Termination.

      24.1 This Agreement may be terminated at any time prior to the Closing Date:

        24.1.1  by the written agreement of Buyer and Shareholders;

        24.1.2  by either Company or Buyer by written notice to the other parties if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. EST on April 30, 2001, unless such date shall be extended by the mutual written consent of Company and Buyer, provided that no party may give such notice if its breach of this Agreement has precluded the consummation of this Agreement;

        24.1.3  by Buyer by written notice to the other parties if (i) the representations and warranties of Company and the Shareholders shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, or (ii) any of the conditions set forth in Section 8 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. EST on May 31, 2001, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

        24.1.4  by Shareholders by written notice to the other parties if (i) the representations and warranties of Buyer shall not have been true and correct in all respects (in the case of a representation or warranty containing a materiality qualification) or in all material respects (in the case of a representation or warranty without a materiality qualification) as of the date when made, or (ii) if any of the conditions set forth in Section 9 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by 5:00 p.m. EST on      May 31, 2001 unless such failure shall be due to the failure of Company or the Shareholders to perform or comply with any of the covenants, agreements or conditions to be performed or complied with by them prior to the Closing.

In the event of the termination of this Agreement pursuant to Section 24, this Agreement shall become void, without any liability to any party in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates, except as specified in this Agreement and except for any liability resulting from such party's breach of this Agreement.

    25.  Manufacturing Facility Sale.  Company and Shareholders agree to cooperate with Buyer in connection with Buyer's efforts to sell all or a portion of Company's ownership interest in the Manufacturing Facility, such sale to occur contemporaneously with the Closing.

    26.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer:
WD-40 Company 1061 Cudahy Place P.O. Box 80607 San Diego, CA 92138-0607 Attn: Garry O. Ridge
With a copy to:	Gordon & Rees LLP 750 B Street, Suite 1800 San Diego, CA 92101 Attn: John B. Sidell Tel: (619) 232-1800 Fax: (619) 238-0087
If to Company and Shareholders:
MCG Global, LLC One Morningside Drive North Suite 200 Westport, CT 06880 Attn: Vincent A. Wasik Tel: (203) 226-7664 Fax: (203) 226-8011
With a copy to:	Bathgate, Wegener, & Wolf One Airport Road Lakewood, N.J. 08701 Attn: Jan L. Wouters, Esq. Tel. (732)-363-0666 Fax. (732)-363-9864

    27.  Amendment.  This Acquisition Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

    28.  Waiver of Compliance.  Any failure of a party to comply with any obligation, covenant, agreement, or condition herein may be waived by the other parties; provided however, that any such waiver may be made only by a specific written instrument signed by each party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    29.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware.

    30.  Counterparts.  This Acquisition Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    31.  Specific Performance.  Each of the parties acknowledges that money damages would not be a sufficient remedy for any breach of this Acquisition Agreement by Company or Shareholders and that irreparable harm would result to Buyer if this Acquisition Agreement were not specifically enforced. Therefore, the rights and obligations of the Company and Shareholders under this Acquisition Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Buyer's right to specific performance shall be in addition to all other legal or equitable remedies available to Buyer.

    32.  Entire Agreement.  This Acquisition Agreement, including the exhibits, schedules, and other documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Acquisition Agreement supersedes all prior agreements and understanding between the parties with respect to such subject matter.

    33.  Severability.  If any provision of the Acquisition Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision of this Acquisition Agreement; provided, however that no such severance shall be effective if it would materially change the economic benefits of the Acquisition Agreement to any party.

    34.  Exhibits, Schedules.  All exhibits and schedules attached hereto are incorporated herein and made a part hereof as if set forth in full.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Shareholders	HPD Holdings Corp and its wholly owned Subsidiary HPD Laboratories, Inc.
	By	Richard A, Kassar, Office of the President
	By	Jan L. Wouters, Assistant Secretary
WD-40 Company
	By	Garry O. Ridge, President
	By	John B. Sidell, Assistant Secretary

EXHIBIT 1.5

REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement ("Agreement") is made as of April  , 2001, by and among WD-40 Company, a Delaware corporation (the "Company"), and the Persons listed on the attached Schedule (each a Shareholder and collectively the Majority Shareholder on behalf of themselves individually and all other shareholders, collectively the "Shareholders").

RECITALS

    A.  The Shareholders and the Company are parties to a Stock Purchase Agreement dated March 26, 2001 (the "Purchase Agreement").

    B.  The obligations of the Company and the Shareholders under the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Shareholders and the Company.

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

    1.  Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

  "Buyer Stock" shall mean the Common Stock to be delivered to or held for the Shareholders pursuant to the Purchase Agreement.

  "Holder" shall mean (i) any Shareholder holding Registrable Securities, and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 2.8.

  "Registrable Securities" means the Buyer Stock and any Common Stock of the Company issued or issuable in respect of the Buyer Stock upon any stock split, stock dividend, recapitalization or similar event, or any Common Stock otherwise issuable with respect to the Buyer Stock; provided, however, that shares of Buyer Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or otherwise transferred in a private transaction not required to be.

  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

  "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2.1 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

  "Selling Expenses" shall mean all underwriting discounts, selling commissions and other underwriting expenses and stock transfer taxes applicable to the securities registered by the

  Holders and, except as set forth under "Registration Expenses," all fees and disbursements of counsel for any Holder.

    2.  Registration.

      2.1  Required Registration.  The Company shall, immediately following the Closing of the Purchase Agreement, effect the registration, qualification or compliance of the Buyer Stock (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of such Registrable Securities;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

        (a) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

        (b) As to shares of Buyer Stock retained pursuant to the provisions of Section 12 of the Purchase Agreement provided that such shares shall be covered by an effective registration, qualification or compliance no later than the date called for the release of such shares to the Shareholders pursuant to Section 12.2 of the Purchase Agreement; or

        (c) Subject to the provisions of Section 2.10, prior to July  , 2001 (90 days following the Closing of the Purchase Agreement).

      2.2  Limitations on Subsequent Registration Rights.  From and after the Closing Date (as defined in the Purchase Agreement), the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities without the written consent of the holders of a majority of the Registrable Securities then outstanding, unless (i) such other registration rights are subordinate to the registration rights granted to the Holders hereunder, and (ii) the holders of such rights are subject to market standoff obligations no more favorable to such persons than those contained herein.

      2.3  Expenses of Registration.  All Registration Expenses incurred in connection with registrations pursuant to Section 2.1 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

      2.4  Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

        (a) Prepare and file with the Commission a registration statement and such amendments and supplements thereto as may be necessary or appropriate with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the distribution described in the registration statement has been completed, but not to exceed three (3) years from the Closing of the Purchase Agreement;

        (b) Furnish to the Holders and to any underwriters retained by the Holders of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders and underwriters may reasonably request in order to facilitate the public offering of such securities;

        (c) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

        (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriters of such offering provided that the Company's reasonable expenses in connection with the performance of such obligations shall be Selling Expenses; and

        (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

      2.5  Indemnification.

        (a) The Company will indemnify each Holder of Registrable Securities included in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under the such laws applicable to the Company in connection with any such registration, qualification or compliance. The Company will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by any Holder, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

        (b) Each Holder, severally and not jointly, will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this Section 2.5(b) shall be limited in an amount equal to the net proceeds of the shares sold by such Holder; and provided further that the indemnity agreement provided in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. Furthermore, no Holder shall be required to indemnify any person against any liability arising from (i) any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus; or (ii) out of the failure of any person to deliver a prospectus as required by the Securities Act.

        (c) Each party entitled to indemnification under this Section 2.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.5 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, in which case the Indemnifying Party shall be relieved of its obligations under this Section 2.5 to the extent of such prejudice, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.6  Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

      2.7  Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended;

        (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements); and

        (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act of 1934, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

      2.8  Transfer of Registration Rights.  The rights to cause the Company to register Registrable Securities granted Shareholders under Section 2.1 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Shareholder, provided that the securities may only be assigned to (i) any affiliated entity or constituent entity or retired entity of a Shareholder, or (ii) an officer, director, member or shareholder or a subsidiary, parent or affiliated entity of a Shareholder, or (iii) a family member or trust for the benefit of an Shareholder who is an individual, provided written notice thereof is promptly given to the Company and the transferee agrees to be bound by the provisions of this Agreement.

      2.9  Termination of Registration Rights.  The rights granted pursuant to this Section 2 shall terminate as to any Holder upon the earliest to occur of: (i) such Holder can sell all of its Registrable Securities pursuant to Rule 144(k) promulgated under the Securities Act; (ii) such Holder can sell all of its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act in any ninety (90) day period; (iii) three (3) years following the Closing of the Purchase Agreement.

      2.10  Default.  In the event the Company fails to cause the registration, qualification or compliance of the Buyer Stock to become effective on of before July  , 2001, (ninety (90) days following the Closing of the Purchase Agreement), or on or before the date called for the release of retained shares held pursuant to the provisions of Section 12 of the Purchase Agreement, each Holder shall have the right to require the Company to purchase all Registrable Securities then held outright by the Holder, including any shares then to be released pursuant to said Section 12, in accordance with the provisions of Sections 1.5 and 13.2.1 of the Purchase Agreement. Notwithstanding the foregoing, provided that the Company has acted diligently to prepare and file the required registration statement within sixty (60) days following the Closing of the Purchase Agreement, the deadline for the effectiveness of said registration statement shall be extended for a period of thirty (30) days provided that the Company continues at all times following the filing of the registration statement to act diligently in response to SEC comments and requests for additional information.

    3.  Standoff Agreement.  Each Shareholder and Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of securities of the Company representing more than one-third (1/3) of the aggregate number of shares allocated to such Shareholder as set forth on the attached Schedule within any period of thirty (30) consecutive days following the effective date of such registration. The Shareholders and Holders agree that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 3. Notwithstanding the foregoing, no Shareholder shall be prohibited from selling any shares if all of the shares subject to immediate sale by such Shareholder may be sold pursuant to Rule 144 in any ninety (90) period.

    4.  Amendment.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Shareholder. Any amendment or waiver effected in accordance with this Section 4 shall be binding upon each Shareholder and each Holder of Registrable Securities at the time outstanding, each future holder of all such securities, and the Company.

    5.  Governing Law.  This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the substantive laws of the State of Delaware. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Delaware with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

    6.  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    7.  Notices, Etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or twenty-four (24) hours after confirmed transmission of a facsimile addressed (a) if to a Shareholder, at such Shareholder's address as set forth on the signature pages hereto, or at such other address as such Shareholder shall have furnished to the Company in writing in accordance with this Section 7, (b) if to any other holder of Buyer Stock, at such address as such holder shall have furnished the Company in writing in accordance with this Section 7, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its principal office.

    8.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WD-40 COMPANY
By	Garry O. Ridge, President
By	John B. Sidell, Assistant Secretary
Shareholders

Exhibit 10.2.6

     April  , 2001

WD-40 Company
1061 Cudahy Place
San Diego, CA 92110

Dear WD-40 Company:

We have acted as counsel to HPD Holdings Corp, a Delaware corporation ("Holdings"), its wholly-owned subsidiary HPD Laboratories, Inc., a Delaware corporation ("Labs") (Holdings and Labs collectively referred to as the "Company"), and the owners of the capital stock of Holdings (the "Shareholders") in connection with the Stock Purchase Agreement dated as of March , 2001 (the "Stock Purchase Agreement") by and between Company, Shareholders, and you as the Buyer named therein, and the transactions contemplated thereby, and render this opinion to you pursuant to Section 10.2.6 of the Stock Purchase Agreement. Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Stock Purchase Agreement.

In rendering the opinions expressed below, we have examined (a) the Stock Purchase Agreement and (b) such corporate records of Company and such other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the authentic original documents of all documents submitted to us as copies. We have also relied upon management to provide us with copies of all relevant documents and have not made an independent investigation to ascertain that we have in fact been provided with all documents that would be necessary for us to rely upon in rendering this opinion. When relevant facts were not independently established, we have relied upon certificates of government officials and of Company and their officers and upon representations and warranties made in or pursuant to the Stock Purchase Agreement.

In rendering the opinions expressed below, we have assumed (other than as to the Shareholders and the Company) that all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents, that all signatories to such documents have been duly authorized and that all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform, in accordance with such documents.

Based upon and subject to the foregoing, and having considered such questions of law as deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.
HPD and Labs are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Shareholders, HPD and Labs have full power and authority to execute and deliver the Stock Purchase Agreement and Registration Rights Agreement, as applicable, and to perform their obligations thereunder and to consummate the transactions contemplated thereby.

2.
The execution and delivery by HPD and Labs of the Stock Purchase Agreement and the Registration Rights Agreement and the performance by HPD and Labs of their obligations thereunder, have been duly and validly authorized by the Board of Directors of HPD and Labs. The Stock Purchase Agreement and the Registration Rights Agreement have been duly and validly executed and delivered by the Shareholders, HPD and Labs and constitute legal, valid and binding obligations of the Shareholders, HPD and Labs, enforceable against them respectively in accordance with its terms, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws or judicial interpretations relating to or affecting the rights of creditors generally, and (b) as the enforceability of the Stock Purchase Agreement is subject to the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing.

3.
The execution, delivery and performance by the Shareholders, HPD and Labs of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby does not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of HPD or Labs, (b) conflict with or result in a violation or breach of any term or provision of any law, statute, rule, regulation or of any other law or order known to us, applicable to HPD and Labs respectively or any of their assets and properties (other than such conflicts, violations or breaches (i) which could not in the aggregate reasonably be expected to adversely affect the validity or enforceability of the Stock Purchase Agreement or (ii) as would occur solely as a result of the identity or the legal or regulatory status of Shareholders or the Company) or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require HPD or Labs to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, or (v) result in the creation or imposition of any lien upon HPD or Labs or any of their respective assets and properties under, any License, contract, agreement or commitment known to us to which HPD or Labs is a party or by which any of its assets and properties is bound.

4.
To the best of our knowledge, other than HSR approval, no consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of HPD or Labs is required in connection with the execution, delivery and performance of the Stock Purchase Agreement or the consummation of the transactions contemplated thereby, except (a) where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to adversely affect the validity or enforceability of the Stock Purchase Agreement and (b) those as would be required solely as a result of the identity or the legal or regulatory status of Shareholders or the Company.

5.
To the best of our knowledge there are no actions or proceedings pending or threatened against, relating to or affecting the Shareholders, HPD or Labs or any of their assets and properties which could reasonably be expected to result in the issuance of any order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by the Stock Purchase Agreement.

The foregoing opinions are limited to matters involving the General Corporation Law of the State of Delaware and we do not express any opinion as the laws of any other jurisdiction.

At the request of our clients, this opinion is being provided and may be relied upon by you pursuant to Section 10.2.6 of the Stock Purchase Agreement, and this opinion may not be relied upon by any other Person or for any purpose other than in connection with the transactions contemplated by the Stock Purchase Agreement without, in each instance, our prior written consent.

                      Very truly yours,

                      BATHGATE, WEGENER & WOLF, P.C.

Exhibit 10.3.4

    Gordon & Rees LLP Letterhead

April  , 2001

                   , Shareholders' Agent
HPD Holdings Corp.
379 Thornall Street, 15th Floor
Edison, N.J. 08837

Re:
Stock Purchase Agreement By and Between
HPD Holdings Corp., its Shareholders and WD-40 Company

Ladies and Gentlemen:

I am General Counsel to WD-40 Company ("WD-40"), a corporation organized and existing under the laws of the State of Delaware, and in such capacity have counseled WD-40 in connection with the preparation, authorization, execution and delivery of, and consummation of the transactions contemplated by, the Stock Purchase Agreement (the "Agreement") dated March 26, 2001, between HPD Holdings Corp. and its wholly-owned subsidiary HPD Laboratories, Inc., Delaware corporations, the shareholders of all of the outstanding shares of HPD Holdings Corp., and WD-40. Terms defined in the Agreement and not otherwise defined herein are used herein with the meanings as so defined in the Agreement.

In so acting, I am familiar with or have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and of certificates of comparable documents of public officials and of Officers and representatives of WD-40, and have made such inquiries of such Officers and representatives as I deemed relevant and necessary as the basis for the opinions hereinafter set forth.

As to all questions of fact material to this opinion which have not been independently established, I have relied upon my own personal knowledge or upon certificates or other comparable documents of Officers and representatives of WD-40, and have examined the representations and warranties of WD-40 contained in the Agreement and have relied upon the relevant facts stated therein.

To the extent that my opinion is qualified as being based upon my knowledge, I have not undertaken any special inquiry.

Based on the foregoing, and subject to the qualifications stated herein, it is my opinion that:

  1.
  WD-40 is a corporation in existence and in good standing under the laws of the State of Delaware.

  2.
  WD-40 has the corporate power to execute, deliver and perform its obligations under the Agreement and the Registration Rights Agreement, as applicable, and to carry on its business as now conducted.

  3.
  WD-40 has authorized the execution, delivery and performance of the Agreement and the Registration Rights Agreement by all necessary corporate action, and the Agreement and Registration Rights Agreement have been validly executed and delivered by WD-40.

This opinion is solely for the benefit of the shareholders of HPD Holdings Corp. as set forth in the Agreement and is not to be quoted, in whole or in part, or otherwise referred to, nor is to be filed with any governmental agency or other person without my prior written consent.

This opinion is rendered as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

                      Very truly yours,

                      Gordon & Rees, LLP

                      John B. Sidell

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STOCK PURCHASE AGREEMENT
Exhibit 1.5
Exhibit 10.2.6
Exhibit 10.3.4